SCHEDULE 14A INFORMATION

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700

Santa Ana, California 92707-5759

(657) 335-3665

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2018

DATE & TIME: Wednesday, May 2, 2018 9:00 a.m. Pacific Time PLACE: Courtyard by Marriott Santa Ana 8 MacArthur Place, Santa Ana, CA 92707 RECORD DATE: March 12, 2018	Meeting Agenda
	1	Elect the one director named in the Proxy Statement to serve on the Board of Directors until the Company’s 2021 Annual Meeting of Shareholders and until his successor has been elected and qualified;
	2	Approve the Company’s executive compensation on an advisory basis;
	3	Consider and act upon a proposed amendment and restatement of the 2013 Stock Incentive Plan;
	4	Consider and act upon a proposed employee stock purchase plan;
	5	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2018; and
	6	Transact any other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors unanimously recommends that you vote your shares “FOR” the election of the one nominee named in the Proxy Statement and “FOR” each of the other above proposals.

Your vote is very important. Please read the proxy materials carefully and submit your proxy as soon as possible by the internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting.

By order of the Board of Directors

Amy M. Paul

Secretary

Santa Ana, California

March 23, 2018

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 2, 2018:

The Notice of Annual Meeting, our Proxy Statement and our Annual Report to Shareholders are available at www.edocumentview.com/dco

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700

Santa Ana, California 92707-5759

(657) 335-3665

PROXY STATEMENT

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors) of Ducommun Incorporated of proxies to be used at our 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on May 2, 2018, at 9:00 a.m., Pacific Time, at the Courtyard by Marriott Santa Ana, 8 MacArthur Place, Santa Ana, California 92707. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” or the “Company” refers to Ducommun Incorporated, a Delaware corporation. A Notice of Internet Availability of Proxy Materials, this Proxy Statement, accompanying proxy card or voting instruction card, and our 2017 Annual Report to Shareholders will be made available to our shareholders on or about March 23, 2018. Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) we are making our proxy materials available to our shareholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2017 Annual Report to Shareholders. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

At the Annual Meeting, you will be asked to vote on the following proposals:

(1) Election of the one director named in this Proxy Statement to serve on the Board of Directors until the 2021 Annual Meeting and until his successor has been elected and qualified;

(2) Approve the Company’s executive compensation on an advisory basis;

(3) An amendment and restatement of our 2013 Stock Incentive Plan;

(4) Adoption of an employee stock purchase plan;

(5) Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2018; and

(6) Transact any other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote your shares “FOR” the election of the one nominee named in this Proxy Statement and “FOR” each of the other proposals.

Holders of our common stock as of the close of business on March 12, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 11,340,653 shares of Common Stock, $.01 par value per share (the “Common Stock”). You can vote your shares in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

(1) By Telephone—You can vote by telephone by calling (800) 652-8683 and following the instructions on the Notice or proxy card;

(2) By Internet—You can vote over the Internet at www.envisionreports.com/DCO by following the instructions on the Notice or proxy card; or

(3) By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, you must follow the instructions of your bank, broker or other nominee in order for your shares to be voted.

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. You may specify whether your shares should be voted for the director nominee, and whether your shares should be voted for or against each of the other proposals. If you submit a proxy without indicating your instructions, your shares will be voted as follows: (1) “FOR” the election of the one director named in the Proxy Statement to serve on the Board of Directors until the Company’s 2021 Annual Meeting of Shareholders and until his successor has been elected and qualified, (2) “FOR” approval of the Company’s executive compensation on an advisory basis, (3) “FOR” approval of the amendment and restatement of the 2013 Stock Incentive Plan, (4) “FOR” approval of the employee stock purchase plan, (5) “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, and (6) in their discretion on such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder may revoke his or her proxy at any time prior to its use by (1) sending a written revocation to the Corporate Secretary, (2) submitting a later dated proxy, or (3) attending the Annual Meeting and voting in person.

In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting. Both shares of common stock that reflect abstentions and broker non-votes will be treated as present and entitled to vote for the purposes of establishing a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and, therefore, is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you. Election of the director, the approval of the Company’s executive compensation on an advisory basis, the amendment and restatement of the 2013 Stock Incentive Plan and adoption of the employee stock purchase plan are not considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

While our Certificate of Incorporation provides for cumulative voting rights in the election of directors, because only one nominee is standing for election at the Annual Meeting, shareholders will only be able to cast their votes with respect to the one nominee named in this Proxy Statement. As such, on all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

In the election of the director, the candidate receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on director elections. For all other proposals to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect as a vote against Proposals 2, 3, 4 and 5, whereas broker non-votes will not affect the outcome of Proposals 2, 3 or 4.

We intend to solicit proxies by mail, interview, telephone, facsimile and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $7,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Company.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 2, 2018.

The Notice of Annual Meeting, this Proxy Statement and the 2017 Annual Report to Shareholders are available at

www.edocumentview.com/dco.

PROPOSAL 1: ELECTION OF DIRECTOR

One director (out of a total of seven) is to be elected at the Annual Meeting to serve for a three-year term ending at the Annual Meeting of Shareholders in 2021 and thereafter until his successor is elected and qualified. The nominee for such position is Gregory S. Churchill. Anthony J. Reardon, whose term of service as a director expires at the Annual Meeting, will not be standing for reelection at the Annual Meeting. The Board thanks Mr. Reardon for his many years of service and contributions as a director.

In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of Mr. Churchill. Management does not contemplate that Mr. Churchill will be unable to serve as a director, but if that should occur the person designated in the proxies will cast votes for such other person in accordance with their best judgment. In the event that any person other than the nominee named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” MR. CHURCHILL.

Directors’ Qualifications

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the management of the Company, and support the interests of the Company’s shareholders. In addition, the Board believes that there are certain attributes that every director should possess, as presented in the recently revised Corporate Governance Guidelines. Accordingly, the Board and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually, and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending director membership criteria to the Board for approval. The criteria, which are presented in the Company’s Corporate Governance Guidelines, include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board to assess the skills, experience, and perspective that are currently represented on the Board as well as those the Board believes will be valuable in the future given the Company’s current state and strategic plans.

As part of this periodic assessment, the Corporate Governance and Nominating Committee also evaluates the effectiveness of the overall Board dynamic. While the Company does not have a formal policy on board diversity, its recently revised Corporate Governance Guidelines reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and is an essential ingredient of effective governance. The Company, therefore, is committed to assuring that the Board’s diversity is reflected not just in the variety of the directors’ professional backgrounds and experiences, but also in the perspectives represented by directors of different personal characteristics, their gender, race, cultural heritage, and age in particular.

The Corporate Governance and Nominating Committee will reaffirm the Board’s commitment to engaging a diverse field of director candidates when considering Board composition in the future. With this comes the commitment that as Board seats become available, the Corporate Governance and Nominating Committee will continue to actively identify qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. The Corporate Governance and Nominating Committee is confident that with this commitment, individuals with diverse perspectives and personal characteristics will have significantly better representation and visibility within the pool of director candidates from which future Board members will be selected and nominated.

In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Corporate Governance and Nominating Committee has considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience.

The following information is furnished as of March 12, 2018, with respect to the person who is a nominee for election to the Board of Directors, as well as for the other six directors of the Company whose terms of office will continue after the Annual Meeting.

Stephen G. Oswald	Age 54	Director Since 2017	Term Expires 2020
President and Chief Executive Officer

Mr. Oswald has been the President and Chief Executive Officer since January 23, 2017. From 2012 to 2015, Mr. Oswald was Chief Executive Officer of Capital Safety Company, a manufacturer of fall protection, confined space, and rescue equipment. Prior to that, Mr. Oswald spent approximately 15 years in various leadership roles at United Technologies Corporation, including as President of the Hamilton Sundstrand Industrial division. As the current President and Chief Executive Officer of the Company, Mr. Oswald provides management’s perspective in board discussions about the business and strategic direction of the Company.

Richard A. Baldridge	Age 59	Director Since 2013	Term Expires 2020
President and Chief Operating Officer, ViaSat, Inc.

Mr. Baldridge has been the President and Chief Operating Officer of ViaSat, Inc. since 2003. Mr. Baldridge joined ViaSat in April 1999, serving as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 2000 and Executive Vice President and Chief Operating Officer from 2002. Prior to joining ViaSat, Mr. Baldridge was a senior executive of Raytheon Corporation’s Training Systems Division and Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge is also a director of ViaSat and EvoNexus. As the President and Chief Operating Officer of a leading provider of satellite communications systems and services and secure networking systems, Mr. Baldridge contributes to the Board broad operational and financial experience and an understanding of the defense markets served by the Company’s business.

Board Committees: Audit and Corporate Governance and Nominating

Gregory S. Churchill	Age 60	Director Since 2013	Term Expires 2021
Retired Executive Vice President, International and Service Solutions, Rockwell Collins, Inc.

Mr. Churchill served for over 30 years at Rockwell Collins, Inc. (“Rockwell”) in varying capacities until his retirement in March 2013, including most recently as Executive Vice President, International and Service Solutions, from February 2010 until his retirement in March 2013. Prior thereto, he Mr. Churchill was Executive Vice President and Chief Operating Officer, Government Systems, and the Vice President and General Manager, Business and Regional Systems, of Rockwell. As a senior executive of one of the premier communications and aviation electronics suppliers for commercial and military customers worldwide, Mr. Churchill brings to the Company a thorough understanding of key customers, as well as major defense and commercial aerospace electronics markets served by the Company’s business.

Board Committees: Compensation

Robert C. Ducommun	Age 66	Director Since 1985	Term Expires 2019
Business Advisor

Mr. Ducommun is a Business Advisor. Mr. Ducommun was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company. As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Company.

Board Committees: Corporate Governance and Nominating (Chairman) and Audit

Dean M. Flatt	Age 67	Director Since 2009	Term Expires 2019
Retired President, Defense & Space, Honeywell International, Inc.

Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc., a position he occupied from July 2005 until his retirement in July 2008. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell International, Inc. Mr. Flatt is a Director of Curtiss-Wright Company where he serves on its Audit Committee and Executive Compensation Committee. As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Company’s business.

Board Committees: Compensation (Chairman)

Jay L. Haberland	Age 67	Director Since 2009	Term Expires 2019
Retired Vice President, United Technologies Corporation

Mr. Haberland is the retired Vice President, Business Controls of United Technologies Corporation, a position he held from 2003 until his retirement in 2008. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Company, a subsidiary of United Technologies Corporation, and Vice President, Chief Financial Officer, Controller and Chief Accounting Officer of United Technologies Corporation. Mr. Haberland is a Director of Wesco Aircraft Holdings, Inc. As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers and the Chief Accounting Officer of a world-wide diversified manufacturer, Mr. Haberland is a certified public accountant and provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

Board Committees: Audit (Chairman)

Robert D. Paulson	Age 72	Director Since 2003	Term Expires 2020
Chief Executive Officer, Aerostar Capital LLC

Mr. Paulson has been the Chief Executive Officer of Aerostar Capital LLC, a private equity firm since he founded the firm in 1997. Mr. Paulson has been a management consultant for the aerospace industry for over 30 years, and was previously a senior partner with McKinsey & Company. Mr. Paulson is a Director of Wesco Aircraft Holdings, Inc. As a long-time consultant and investor in the aerospace industry, Mr. Paulson contributes to the Board substantial experience in developing and executing business strategies, as well as experience in the acquisition of businesses.

Board Committees: Compensation and Corporate Governance and Nominating

Lead Director

The Board of Directors met seven times in 2017. All directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board of which they were members during 2017. The Company strongly encourages all directors to attend the Annual Meeting of Shareholders, and all of the directors attended the 2017 Annual Meeting of Shareholders. The Company has instituted a policy of holding regularly scheduled executive sessions of non-management directors to follow each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director during executive sessions currently is Mr. Paulson, the lead director of the Board of Directors.

Each of the persons named above was elected by the shareholders at a prior annual meeting. The Board of Directors has determined that each of Messrs. Baldridge, Churchill, Ducommun, Flatt, Haberland and Paulson qualify as independent directors under the independence standards of the New York Stock Exchange’s (“NYSE”) listing standards.

COMPENSATION OF DIRECTORS

Description of Director Compensation

Directors who are not employees of the Company or a subsidiary are paid an annual retainer and a fee for each meeting of a committee of the Board of Directors they attend as follows:

Board Retainer		Committee Chairman Retainer			Lead Director Retainer	Committee Meeting Fee
Cash	Stock-Based(1)	Audit	Compensation	Corp. Gov.
$50,000	$60,000	$12,500	$10,000	$7,500	$20,000	$1,750

(1)	Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of the Company’s Common Stock on the NYSE on the five trading days immediately preceding the date of grant.

Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his or her fees for service as a director until the director retires from service on the Board of Directors. Deferred directors’ fees may be notionally invested, at the election of the director, in a fixed interest account or a phantom stock account which tracks the Common Stock of the Company with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement, Mr. Ducommun will receive the annual retainer fee of $25,000, which was in effect in 2009, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that he retires after the age of 65, and is not an employee of the Company when he retires.

2017 Director Compensation Table

The following table presents the compensation earned or paid by the Company to the non-employee directors for the year ended December 31, 2017.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Joseph C. Berenato(4)	25,000	—	0	25,000
Richard A. Baldridge	64,000	59,760	0	123,760
Gregory S. Churchill	60,500	59,760	0	120,260
Robert C. Ducommun	71,500	59,760	7,590	138,850
Dean M. Flatt	70,500	59,760	0	130,260
Jay L. Haberland	74,750	59,760	0	134,510
Robert D. Paulson	82,250	59,760	0	142,010

(1)	At December 31, 2017, 2,000 restricted stock units were outstanding for each of Messrs. Baldridge, Churchill, Ducommun, Flatt, Haberland and Paulson.
(2)	These amounts represent the aggregate grant date fair value of stock awards granted in 2017 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards are contained in Footnote 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017.
(3)	In 2017, each director was granted restricted stock units for 2,000 shares of Common Stock.
(4)	Mr. Berenato retired from the Board on May 3, 2017.

Director Stock Ownership Policy

The Board of Directors has adopted a stock ownership policy covering all non-employee directors. Under the policy, non-employee directors must acquire and hold shares of the Company’s common stock equal in value to at least three times the annual cash and stock retainer paid to all non-employee directors. Non-employee directors have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All directors are in compliance or have additional time in which to comply with the stock ownership guideline.

BOARD LEADERSHIP STRUCTURE

The Company’s Bylaws provide the Board with the discretion to elect a Chairman who may or may not be an officer of the Company. This provides the Board with flexibility to decide what leadership structure is in the best interests of the Company at any point in time and the Board periodically reviews the structure of Board and Company leadership as part of the succession planning process.

Currently, the role of Chairman and Chief Executive Officer are separated. The Company’s Chief Executive Officer is Stephen G. Oswald and the Chairman of the Board is Anthony J. Reardon, the Company’s former Chief Executive Officer. Since January 23, 2017, the roles of Chairman of the Board and the Chief Executive Officer have been divided in order to provide a transition in leadership in connection with Mr. Oswald succeeding Mr. Reardon in the role as Chief Executive Officer. As discussed in “Proposal 1: Election of Director,” Mr. Reardon will not be standing for reelection at the Annual Meeting and as such his current term as a director will expire at the Annual Meeting. The Board intends to appoint Mr. Oswald to the position of Chairman, effective immediately following the election of the director nominee at the Annual Meeting. Mr. Oswald will then hold both the Chairman and Chief Executive Officer roles as Mr. Reardon did from 2012 through 2016. The independent members of the Board of Directors have determined that having the same person serve as Chairman and Chief Executive Officer will provide a more efficient leadership structure for the Company when combined with an active lead director to assure the quality of the Company’s governance. In the future, however, the roles of Chairman and CEO may be filled by the same or different individuals.

The Board of Directors also believes that strong, independent leadership and oversight of management is an important component of an effective Board of Directors. In this regard, the Board has elected Robert D. Paulson as the independent lead director with leadership authority and responsibilities. Mr. Paulson, together with the other members of the Board of Directors, review the agenda for all Board meetings, and Mr. Paulson sets the agenda for and leads all executive sessions of the independent directors and provides consolidated feedback from those meetings to the Chairman and the Chief Executive Officer. The Board of Directors regularly meets in executive session without management present during each Board meeting and outside of regularly scheduled Board meetings on key issues as required. The lead director’s responsibilities and authority include:

•	coordinating the activities of the independent directors;

•	presiding at meetings of the Board of Directors at which the Chairman and the CEO are not present, including executive sessions of the independent directors;

•	setting the agenda for and leading non-management and independent director sessions held by the Board regularly, and briefing the Chairman and the CEO on any issues arising from those sessions;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the Chairman and the CEO and the independent directors;

•	advising on the flow of information sent to the Board of Directors, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders as appropriate.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors oversees risk management as a whole and through its Committees. The Board regularly reviews information regarding, and risks associated with, the Company’s operations and liquidity.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various Board Committees also have responsibilities for risk management in certain areas. In particular, the Audit Committee reviews risks related to financial reporting and internal controls. The Audit Committee also, at least annually, reviews and assesses enterprise-wide risks and risk mitigation plans implemented by management. Management regularly reports on each such risk to the Audit Committee or the full Board of Directors, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the Board of Directors or the Audit Committee. The Compensation Committee reviews the Company’s overall compensation programs and their effectiveness in aligning executive pay with performance in the interests of shareholders. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board concerning the Company’s leadership structure and director independence.

The Compensation Committee reviews the risks associated with the Company’s compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices which are reasonably likely to have a material adverse effect on the Company. In the course of its review, the Compensation Committee considered various features of the compensation policies and practices that discourage excessive risk taking, including, but not limited to, the following:

•	An appropriate compensation philosophy based on peer group and other market compensation data,

•	An effective balance between cash and equity-based compensation,

•	An appropriate mix of short and longer-term performance measures,

•	Multi-year vesting of long-term stock compensation awards,

•	Stock ownership guidelines for key executive officers, and

•	Financial and non-financial performance measurements, together with Compensation Committee and management discretion to adjust compensation appropriately.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has three standing Board Committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The Audit Committee, which met eight times during 2017, oversees the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the Company’s independent auditor. The current members of the Audit Committee are: Richard Baldridge, Robert Ducommun, and Jay Haberland (Chairman). All of the members of the Audit Committee meet the independence standards of the NYSE’s listing standards. The Board of Directors, in its business judgment, has determined that each of Messrs. Baldridge, Ducommun, and Haberland are “financially literate,” under the NYSE listing standards and that Mr. Haberland is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Compensation Committee, which met five times during 2017, reviews and approves compensation for executive officers, grants stock options and other stock-based awards, administers stock option and stock-based award programs, reviews and recommends retirement plans, reviews and approves employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Company. The current members of the Compensation Committee are: Gregory Churchill, Dean Flatt (Chairman), and Robert Paulson. All of the members of the Compensation Committee meet the independence standards of the NYSE’s listing standards. The Compensation Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Corporate Governance and Nominating Committee, which met three times during 2017, reviews and recommends to the Board of Directors the nominees for election as directors of the Company and oversees the corporate governance of the Company. The current members of the Corporate Governance and Nominating Committee are: Richard Baldridge, Robert Ducommun (Chairman), and Robert Paulson. All of the members of the Corporate Governance and Nominating Committee meet the independence standards of the NYSE’s listing standards. The Corporate Governance and Nominating Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees and officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer). Among other things, the Code of Business Conduct and Ethics requires directors, employees and officers to avoid any activity that may result in a conflict of interest with the Company; maintain the confidentiality of information entrusted to them by the Company or its customers (except when disclosure is authorized or legally mandated); to deal fairly with the Company’s customers, suppliers, competitors, and employees; protect the Company’s assets and insure their efficient use; and maintain the Company’s books, records, accounts and financial statements in reasonable detail, fairly reflect the Company’s transactions, and conform to both applicable legal requirements and to the Company’s system of internal controls. The Code of Business Conduct and Ethics is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

The Board has also adopted a Code of Ethics for Senior Financial Officers that is applicable to the chief executive officer, president, chief financial officer, treasurer and controller of the Company, and the president, vice president of finance and controller of each subsidiary of the Company. The Code of Ethics for Senior Financial Officers, among other things, requires the Company’s Senior Financial Officers to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company and to promptly report violations of the Code to the Audit Committee. The Code of Ethics for Senior Financial Officers is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate

Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Ethics for Senior Financial Officers, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, which among other things, specifies the criteria to be considered for director candidates; imposes tenure limits on directors; and requires the independent directors to hold periodic meetings without executive management present. The Board recently amended the Company’s Corporate Guidelines to reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and is an essential ingredient of effective governance. See “Proposal 1: Election of Directors—Director Qualifications” for additional information regarding such revisions. The Corporate Governance Guidelines are available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Company, or had any relationship requiring disclosure hereunder. During 2017, no executive officer of the Company served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Company.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Company, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Company’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’ recommendations of director candidates must be submitted to the Secretary of the Company in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by security holders in the same manner that it considers and evaluates other director candidates.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Company must, at a minimum, have (i) experience and expertise, sound judgment, and a record of accomplishment in areas relevant to the Company’s business activities, (ii) unquestionable integrity, (iii) a commitment to representing the interests of the Company’s shareholders in fulfillment of the Company’s goals and objectives, (iv) independence, and the absence of potential conflicts with the Company’s interests in fulfilling their responsibilities, (v) the willingness to devote sufficient time, energy, and attention in carrying out their duties and responsibilities, and (vi) the willingness to serve on the Board for an extended period of time. In identifying candidates to serve on the Board, the Corporate Governance and Nominating Committee first determines the evolving needs of the Board, taking into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, the diversity in perspectives represented by directors of different personal characteristics, gender, race, cultural heritage, and age, and the need for financial or other specialized expertise, as discussed in greater detail above under “Directors’ Qualifications.

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Company’s directors should be independent under the NYSE rules, and that at least one member of the Board must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Company by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Company.

SECURITY HOLDERS AND OTHER INTERESTED PARTIES

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders and other interested parties may communicate with the Company’s Board in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, CA 92707-5759. Persons wishing to communicate with the Board should include their full name and address. Security holders and other interested parties wishing to communicate with the Board should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Company intends to forward all communications from security holders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board. If the Board receives a substantial number of communications from security holders and other interested parties, the Corporate Governance and Nominating Committee may delegate to the general counsel of the Company the screening of these communications to remove solicitations and communications unrelated to the Company’s business. Should shareholders or other interested parties desire to communicate with the Company’s lead director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, and on written representations that no Form 5’s were required, the Company believes that during its past year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a) except that (i) Mr. Reardon failed to report timely one transaction on one Form 4 that was subsequently filed, and (ii) Mr. Berenato failed to report timely one transaction on one Form 4 that was subsequently filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of fiscal 2017, we were not a participant in any transaction, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock or any of the immediate family members of any of the foregoing persons had or will have a direct or indirect material interest.

Although we do not have a written policy for the review of related party transactions, we have designed our internal control framework to identify any related party transactions. Any identified transactions are then reviewed to confirm that they comply with internal policies, procedures and regulations.

EXECUTIVE OFFICERS

Stephen G. Oswald	Age 54

Mr. Oswald has served as President and Chief Executive Officer since January 23, 2017. For additional information on Mr. Oswald, see “PROPOSAL 1: ELECTION OF DIRECTORS, “Directors’ Qualifications” on page 5.

Douglas L. Groves	Age 56

Mr. Groves has served as Vice President, Chief Financial Officer and Treasurer since 2016. Mr. Groves was Vice President and Chief Accounting Officer from 2013 to 2015. Mr. Groves was previously Corporate Vice President and Chief Information Officer of Beckman Coulter, Inc., and prior to that was Vice President of Finance for the North American operations of Beckman Coulter, Inc.

Amy M. Paul	Age 49

Ms. Paul has served as Vice President, General Counsel since April 1, 2017 and as Secretary since March 20, 2017, and as Vice President, Legal from January 23, 2017. From 2008 to 2017, Ms. Paul was Vice President, General Counsel and Secretary of BakerCorp, a provider of liquid and solid containment solutions and Vice President, General Counsel and Secretary of Advanced Fibre Communications, Inc. from 1995 to 2005.

Jerry L. Redondo	Age 58

Mr. Redondo has served as Senior Vice President of Operations and Head of Ducommun Structures since June 1, 2017. Mr. Redondo was Vice President, Operational Excellence from 2015 to 2017. Mr. Redondo was Vice President, Operational Excellence for several of the Company’s subsidiaries from 2013 to 2015. Prior to joining Ducommun, Mr. Redondo was Group Vice President of Crane Aerospace & Electronics, Inc. (from 2010 to 2013), an integrated source for among other things, sensing, power, braking, and electronics, and Director of Operations and Global Supply Chain of the Parker Aerospace Control Systems Division of Parker Hannifin Company (from 1991 to 2010).

Rosalie F. Rogers	Age 56

Ms. Rogers joined the Company in 2006 and has served as Vice President and Chief Human Resources Officer since 2015. Ms. Rogers was previously Vice President, Human Resources from 2008 to 2015 and a Vice President, Human Resources and Shared Services for one of our business units from 2006 to 2008.

Christopher D. Wampler	Age 50

Mr. Wampler has served as Vice President, Controller and Chief Accounting Officer since 2016. Mr. Wampler was Vice President and Assistant Controller for several of the Company’s subsidiaries from 2013 to 2015. Mr. Wampler was previously the Controller of Just Fabulous, Inc., an online subscription fashion retailer, from 2012 to 2013, and the Division Controller of the A.O. Smith Electrical Products Co. from 2004 to 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the beneficial ownership of our common stock by beneficial owners of more than 5% of our common stock, each of our directors and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. This information is as of March 12, 2018, except as otherwise indicated in the notes to the tables, and does not account for any tax withholding of shares that may occur after March 12, 2018 in connection with the vesting of restricted stock units and/or settlement of performance stock units that will vest and/or settle within 60 days of

March 12, 2018, as described in the notes to the tables. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Applicable percentage of ownership is based upon 11,340,653 shares of common stock outstanding as of March 12, 2018, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable within 60 days of March 12, 2018. The amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun	584,479	(1)	5.2%
1155 Park Avenue New York, NY 10128

BlackRock, Inc	707,759	(2)	6.2%
55 E. 52nd St. New York, NY 10055

Dimensional Fund Advisors LP	956,171	3)	8.4%
Building One 6300 Bee Cave Road Austin, TX 78746

Paradigm Capital Management, Inc	698,000	4)	6.2%
Nine Elm Street Albany, NY 12207

RBC Global Asset Management (U.S.) Inc.	1,412,929	(5)	12.5%
50 South Fifth St., Suite 2350 Minneapolis, MN 55402

Renaissance Technologies, LLC	626,000	(6)	5.5%
800 Third Avenue New York, NY 10022

(1)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii) 111,929 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 2,550 shares owned by Mr. Ducommun’s wife and daughter, (iv) 5,000 shares held in an IRA for the benefit of himself and (v) 2,000 shares of restricted stock units held by Mr. Ducommun which vest on May 4, 2018. Mr. Ducommun has sole voting and sole investment power as to 420,000 shares (includes 2,000 shares of restricted stock units that vest on May 4, 2018), shared voting power as to 111,929 shares and shared investment power as to 52,550 shares.
(2)	The information is based on a Schedule 13G filed with the SEC dated January 29, 2018. BlackRock, Inc. has sole voting power as to 694,102 shares and sole investment power as to 707,759 shares.
(3)	The information is based on a Schedule 13G filed with the SEC dated February 9, 2018. Dimensional Fund Advisors LP has sole voting power as to 916,745 shares and sole investment power as to 956,171 shares.

(4)	The information is based on Schedule 13G filed with the SEC dated February 9, 2018. Paradigm Capital Management Inc. has sole voting power as to 698,000 shares and sole investment power as to 698,000 shares.
(5)	The information is based on a Schedule 13G filed with the SEC dated February 12, 2018. RBC Global Asset Management (U.S.) Inc. has shared voting power as to 982,050 shares, and shared investment power as to 1,412,929 shares.
(6)	The information is based on a Schedule 13G filed with the SEC dated February 14, 2018. Renaissance Technologies LLC has sole voting power as to 592,800 shares, shared investment power as to 592,884 shares, and shared investment power as to 33,116 shares.

Security Ownership of Directors and Management

Percentage of Class	Number of Shares		Percentage of Class
Richard A. Baldridge	13,400	(1)	*
Gregory S. Churchill	13,400	(1)	*
Robert C. Ducommun	584,479	(2)	5.2%
Dean M. Flatt	22,200	(1)	*
Jay L. Haberland	23,122	(1)	*
Stephen G. Oswald	66,172	(3)	*
Robert D. Paulson	46,687	(1)	*
Anthony J. Reardon	80,701	(4)	*
Douglas L. Groves	48,655	(5)	*
Amy M. Paul	2,401	(6)	*
Rosalie F. Rogers	47,870	(7)	*
Jerry L. Redondo	21,940	(8)	*
All Directors and Executive Officers as a Group (13 persons)	977,196	(9)	8.5%

*	Less than one percent.
(1)	Includes 2,000 shares of restricted stock units that will vest on May 4, 2018.
(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”
(3)	Includes 7,000 shares of common stock issuable upon exercise of stock options that are exercisable or will be exercisable within 60 days of March 12, 2018.
(4)	Includes (i) 18,500 shares of common stock issuable upon exercise of stock options that are exercisable or will be exercisable within 60 days of March 12, 2018, (ii) 9,333 shares of restricted stock units that will vest within 60 days of March 12, 2018 and (iii) 5,483 shares of common stock that will be issued within 60 days of March 12, 2018 upon the settlement of performance stock units granted in 2015.
(5)	Includes (i) 27,750 shares of common stock issuable upon exercise of stock options that are exercisable or will be exercisable within 60 days of March 12, 2018, (ii) 5,333 shares of restricted stock units that will vest within 60 days of March 12, 2018 and (iii) 1,316 shares of common stock that will be issued within 60 days of March 12, 2018 upon the settlement of performance stock units granted in 2015.
(6)	Includes 1,500 shares of common stock issuable upon exercise of stock options that are exercisable or will be exercisable within 60 days of March 12, 2018.
(7)	Includes (i) 21,750 shares of common stock issuable upon exercise of stock options that are exercisable or will be exercisable within 60 days of March 12, 2018, (ii) 4,833 shares of restricted stock units that will vest within 60 days of March 12, 2018 and (iii) 1,316 shares of common stock that will be issued within 60 days of March 12, 2018 upon the settlement of performance stock units granted in 2015.
(8)	Includes (i) 11,000 shares of common stock issuable upon exercise of stock options that are exercisable or will be exercisable within 60 days of March 12, 2018 and (ii) and 4,667 shares of restricted stock units that will vest within 60 days of March 12, 2018.

(9)	The number of shares includes (i) an aggregate of 90,500 shares of common stock issuable upon exercise of stock options held by the Company’s directors and officers that are exercisable or will be exercisable within 60 days of March 12, 2018, (ii) an aggregate of 39,332 shares of restricted stock units held by the Company’s directors and officers as a group that will vest within 60 days of March 12, 2018 and (iii) 8,115 shares of common stock that will be issued to certain of the Company’s officers within 60 days of March 12, 2018 upon the settlement of performance stock units granted to such officers in 2015.

PROPOSAL 2: RESOLUTION TO APPROVE EXECUTIVE COMPENSATION ON AN ADVISORY BASIS

We are asking shareholders to approve on an advisory basis the Company’s named executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Provide competitive levels of compensation that relate pay to the achievement of the Company’s financial goals;

•	Recognize individual initiative and performance;

•	Assist the Company in attracting and retaining qualified executives; and

•	Create a pay-for-performance compensation approach to align executive interests with shareholder interests.

Our pay-for-performance compensation approach consists of a mix of shorter-term and longer-term incentive compensation, including annual cash incentives, stock options vesting in annual increments over four years, and performance stock units cliff vesting at the end of three-year performance periods. As a result of the emphasis on pay-for-performance, as reflected in the Summary Compensation Table and other tables below, in 2017:

•	Approximately 86% of target direct compensation for the chief executive officer was based on performance; and

•

Approximately 62% of target direct compensation of the other named executive officers (excluding Mr. Reardon who resigned as President and Chief Executive Officer of the Company during the year), depending on position, was based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 31 through 38, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Ducommun Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At the 2017 Annual Meeting, the Company’s shareholders approved, on an advisory basis, that future advisory resolutions on the Company’s named executive officer compensation be conducted every year. The Company considered the outcome of this advisory vote and determined that the Company will conduct annual “say-on-pay” resolutions until the next advisory shareholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s shareholders. It is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at the Company’s 2019 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

COMPENSATION OF EXECUTIVE OFFICERS

2017 Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to the Company’s chief executive officer, chief financial officer and three most highly compensated executive officers during 2017, who are listed below (the “named executive officers” of “NEOs”):

•	Stephen G. Oswald, President and Chief Executive Officer

•	Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer

•	Jerry L. Redondo, Senior Vice President, Operations and Head of Ducommun Structures

•	Rosalie F. Rogers, Vice President and Chief Human Resources Officer

•	Amy M. Paul, Vice President, General Counsel & Secretary

•	Anthony J. Reardon, Chairman of the Board and Former Chief Executive Officer*

* On January 23, 2017, Mr. Reardon resigned as President and Chief Executive Officer of the Company, but continued to serve as Chairman of the Board. He ceased serving as an employee of the Company on December 31. 2017.

2017 Operations and Performance

2017 continued to be a period of transition and transformation for the Company and this is reflected in the following operational and financial performance highlights for the year:

•	revenues were $558.2 million for 2017, as compared to $550.6 million for 2016, reflecting growth after a down year in 2016;

•

backlog, defined as customer placed purchase orders and long-term agreements with firm fixed price and firm delivery dates of 24 months or less, was $726.5 million at the end of 2017, compared to $641.3 million at the end of 2016, reflecting increasing demand for the Company’s products in its commercial aerospace end-use markets and defense technologies end-use markets;

•

capital expenditures were $26.5 million for 2017, as compared to $18.7 for 2016, reflecting our continued investment in the Company, including the multi-year expansion of our titanium center of excellence located in Parsons, Kansas;

•

we acquired Lightning Diversion Systems, LLC (“LDS”), a privately held aerospace and defense manufacturer of lightning protection systems for aircraft, for $60 million, net of cash acquired, that added a suite of proprietary products to our overall product offering and should result in margin expansion; and

•

restructuring charges of $8.8 million for 2017, as compared to $0.2 million for 2016, as a result of the Company approving and commencing a restructuring plan in November 2017 that is expected to increase operating efficiencies, flatten the Company’s management structure, and reduce the Company’s annualized costs by approximately $14 million starting in 2019.

The Company’s New Chief Executive Officer

Early in 2017 Mr. Oswald joined the Company as our new President and Chief Executive Officer. Mr. Oswald, a key hire for the Company and a crucial part of our ongoing transformation, was hired following an extensive search by the Board of Directors. He came to the Company with 30 years of industry experience and a proven track record of driving operational excellence in his prior leadership positions. As noted above, in the first year of Mr. Oswald’s tenure, we initiated a companywide restructuring plan to realign our organization to support future growth. The Company is well-positioned to be a stronger company in 2018 and beyond.

In order to attract Mr. Oswald to join the Company and to align his pay with our performance on a going forward basis, the following key compensation determinations were made in connection with his hire:

•

Ordinary Cycle Compensation: Mr. Oswald receives an annual base salary of $750,000, is eligible to participate in our annual cash incentive plan with a bonus target of 100% of base salary, and is eligible to participate in our annual long-term equity incentive program. As discussed in further detail below, for 2017 Mr. Oswald earned an annual cash incentive payment of $485,000 and was granted ordinary cycle equity grants consisting of 28,000 stock options, 21,000 performance stock units (at target) and 21,000 restricted stock units. In determining Mr. Oswald’s compensation, the Compensation Committee targeted the 25th percentile of our peer group and the 50th percentile relative to published survey compensation data, each as discussed in further detail below.

•

One-Time, Non-Recurring New Hire Award: As described in further detail below, in connection with his hire, Mr. Oswald was granted a one-time, non-recurring new hire award of 80,000 performance restricted stock units (the “Sign-On Award”) which are eligible to vest based on the appreciation of the Company’s stock price compared to the average closing price of the Company’s stock on the NYSE over the five trading days immediately prior to January 23, 2017, or $28.14 (the “Starting Price”). The Sign-On Award has a term of 7 years, and will vest when the average closing price of the Company’s stock on the NYSE over a thirty-trading day period (the “Future Price”) exceeds certain thresholds as follows:

Future Price	# Shares Vesting	Implied Future Price
Exceeds 150% of Starting Price	26,666	$42.21
Exceeds 200% of Starting Price	26,667	$56.28
Exceeds 250% of Starting Price	26,667	$70.35

The Compensation Committee structured the Sign-On Award to directly align Mr. Oswald with the interests of our shareholders. The Compensation Committee chose stretch goals for the Sign-On Award such that the Sign-On Award will only vest to the extent the Company’s shareholders have enjoyed a significant return on their Company shares. Illustrative of this rigor, the Company’s stock price has not closed above $39.73 in over 20 years. This award was deemed necessary in light of the competition for talent in the marketplace and in order to attract and retain a new chief executive officer with the necessary skillset to reshape the Company.

Mr. Oswald’s total compensation for 2017, as reflected in the 2017 Summary Compensation table is $4,942,991. This includes the grant date fair value of the Sign-On Award, which was $1,851,731. Without the Sign-On Award, Mr. Oswald’s total compensation for the year would be $3,091,260.

Pay for Performance

The Company’s philosophy in the compensation of its named executive officers is oriented towards a pay-for-performance approach. In 2017, as reported in the Summary Compensation Table and other tables below, performance-based compensation (defined, for this purpose, as all compensation contingent on the achievement of performance goals and/or increases in the Company’s stock price), at target, represented a significant percentage of the total compensation of each of the named executive officers:

Performance-Based Compensation (at target) as a % of Total Direct Compensation (at target) in 2017

* “Equity Incentives” includes the value of equity grants in 2017, based upon grant date fair value as disclosed in the 2017 Summary Compensation Table. For Mr. Oswald and Mr. Redondo, “Equity Incentives” includes one-time, non-recurring grants, as discussed in further detail below. “Cash Incentive” includes annual cash incentives to the NEOs, at target, as disclosed in the 2017 Grants of Plan-Based Awards Table. “Salary” reflects actual salaries paid to the NEOs during the 2017, as disclosed in the 2017 Summary Compensation Table. Mr. Reardon is not included in this chart as he resigned as President and Chief Executive Officer of the Company on January 23, 2017.

Significant elements of total compensation of the named executive officers that are performance based are as follows:

•

Annual cash incentives are designed to reward the achievement of annual financial goals. In particular, annual cash incentives are based on the Company’s actual financial performance compared to targets for adjusted operating income and adjusted cash flow from operations, actual financial performance exceeding a minimum adjusted net income, and on the individual performance of the named executive officers.

•

Performance stock units are designed to reward the achievement of long-term growth in the Company’s adjusted diluted earnings per share, long-term reduction in the Company’s leverage, and relative total shareholder return. Performance stock units generally cliff vest at the end of the three-year performance period depending on the Company’s performance relative to the performance metrics.

•

Stock options are designed to reward the achievement of long-term growth in the Company’s stock price. Nonqualified stock options are granted with an exercise price equal to the closing price of the Company’s stock on the NYSE on the date of grant, and vest in annual increments over a period of four (4) years. Stock options will have value to the named executive officers only to the extent of any increase in the Company’s stock price over the stock price on the date of grant.

As discussed above, the Company’s executive compensation program reflects strong pay for performance alignment.

The Company’s financial performance was the most significant factor affecting compensation of the named executive officers in 2017. Such performance affected compensation as follows:

•

2017 Annual Cash Incentive. As discussed in further detail below, performance against the 2017 Bonus Plan financial metrics resulted in a payout level of 81% of target. In order to provide for a larger annual cash incentive pool for non-executive employees, the Compensation Committee reduced the actual payouts to the named executive officers to 70% of target.

•

2015-2017 Performance Stock Units. Performance stock units vested with respect to the three-year performance period from January 1, 2015 to December 31, 2017 at approximately 21.9% of target in recognition that (i) the Company did not achieve the threshold for diluted earnings per share in 2015, 2016 or 2017, and (ii) the Company achieved above the threshold for the leverage ratio in 2016 and 2017, but not in 2015.

Best Pay Practices

The Company’s executive compensation program includes a number of positive pay practices.

What We Have	What We Don’t Have

✓ Approximately 86% of target direct compensation for the chief executive officer (and 62% of the other named executive officers) was based on performance	× We do not provide 280G excise tax gross-ups

✓ We have a clawback policy in place for our annual and long-term incentive plans	× We prohibit executives and directors from pledging Ducommun stock or engaging in hedging transactions involving Ducommun stock

✓ We have ownership guidelines in place for executives and directors	× We do not provide any pension, non-qualified or supplemental retirement benefits

✓ We provide only modest perquisites	× For 2017 equity awards and going forward, we do not provide for any “single-trigger” equity vesting

✓ Our Compensation Committee engages an independent compensation consultant	× We prohibit repricing options without stockholder approval

✓ We generally target the 25th percentile of the peer group data in establishing named executive officer compensation	× We prohibit granting stock options with an exercise price below 100% of fair market value

Last Year’s Say on Pay Vote

The Company provided shareholders a “say-on-pay” advisory vote to approve its named executive compensation in 2017, as required under Section 14A of the Exchange Act. At the 2017 Annual Meeting, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with over 98% of the votes cast (excluding abstentions) in approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2017 advisory vote in connection with its evaluation of the Company’s executive compensation programs more generally. Ultimately, the Compensation Committee did not make any material changes to the Company’s executive compensation program and policies as a result of the 2017 “say-on-pay” vote.

Stockholder Engagement

We have historically been highly engaged with our shareholders on various topics of interest to them. In 2017, we engaged on specific topics of interest to our shareholders, including board diversity, resulting in revised Corporate Governance Guidelines, as discussed in more detail in the “Directors’ Qualifications” section of this proxy statement. Based upon our “say-on-pay” vote results, we have historically had significant shareholder support for our executive compensation program. As a part of our ongoing dialogue with our shareholders, we will keep the channels of communication open and engage in any areas of concern to our shareholders, including compensation.

2017 Named Executive Officer Compensation

Compensation Objectives

The Company’s compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of the Company’s financial goals, recognize individual initiative and performance, and assist the Company in attracting and retaining qualified executives. The Company intends for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size and complexity of operations.

The Company does not target any specific mix of cash versus non-cash compensation or immediate payout versus long-term compensation for its named executive officers. Instead, each element of compensation (salary, annual cash incentive and long-term equity incentives) is paid or awarded in amounts which are each intended to be market competitive and consistent with the principles described above and internal pay equity within the Company.

Compensation Determinations

Decisions relating to compensation of the Company’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Company.

Each element of compensation of the chief executive officer is set by the Compensation Committee. Each element of compensation of the other named executive officers is recommended by the chief executive officer and reviewed and approved by the Compensation Committee.

Compensation Elements

The following are the primary elements of named executive officer compensation:

Component	Purpose	Characteristics
Base Salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance.	Fixed component; paid on a bi-weekly basis.

Component	Purpose	Characteristics
Annual Cash Incentives	Promote the achievement of the Company’s annual corporate financial goals, as well as individual performance.	Performance-based cash incentive opportunity; typically paid in the first quarter of the year following the year for which the cash incentive is earned.
Long-Term Incentives	Stock options, restricted stock units and performance stock units that promote the achievement of the Company’s long-term corporate financial goals and stock price appreciation.

Stock options are granted each year and vest over the subsequent four years.

Restricted stock units are granted each year and vest over the subsequent three years.

Performance stock units are granted each year and cliff-vest based on the Company’s performance over the subsequent three-year performance period.

Perquisites & 401(k) Plan	Provide limited perquisites and retirement benefits.	Automobile allowance. Medical, dental, life and other insurance benefits, and 401(k) matching contributions provided on a non-discriminatory basis with other employees of the Company.
Post-Termination Compensation	Provide contingent payments to attract and retain named executive officers and promote orderly succession for key roles.	Only payable if a named executive officer’s employment is terminated under specific circumstances as described in the applicable severance arrangement.

Salaries

The Company pays salaries to its named executive officers in consideration of the performance of specific roles and responsibilities and competitive market practices. In establishing the salaries for the named executive officers in 2017, the Compensation Committee considered the compensation assessment prepared by Willis Towers Watson PLC (“WTW”) of base salary levels which indicated that the base salary of the chief executive officer and the other named executive officers was generally consistent with the 25th percentile of the peer group data and the 50th percentile of the compensation survey data. The Compensation Committee made the following base salary changes for 2017:

	2016 Base Salary	2017 Base Salary	% Change	Reason for Change
Mr. Oswald	N/A	750,000	N/A	Established in connection with hire
Mr. Groves	340,000	390,000	15%	Increase to align with market
Mr. Redondo	265,000	380,000	43%	Increase in connection with promotion
Ms. Rogers	265,101	275,705	4%	Increase to align with market
Ms. Paul	N/A	315,000	N/A	Established in connection with hire
Mr. Reardon	669,500	350,000	(48)%	Decrease due to change from CEO to Chairman of the Board

Annual Cash Incentives

Except with respect to Mr. Reardon for 2017, annual cash incentives are awarded based on the Company’s actual financial performance compared to targets (weighted 60% for adjusted operating income and 40% for adjusted cash flow from operations), and on the individual performance of named executive officers, provided that the Company exceeds an adjusted net income threshold. The Compensation Committee chose adjusted operating income and adjusted cash flow from operations as the performance targets because it believes that growth in these measures is essential to the Company’s objective to provide superior long-term total shareholder return. The Compensation Committee approves at the beginning of the year the thresholds, targets and maximums for the financial performance measures, the threshold for net income and the formula for funding the bonus pool. Given his transition in 2017, the Compensation Committee determined that Mr. Reardon’s annual cash incentive would be 50% based on the Company’s actual financial performance compared to targets (the same as those noted above for the other named executive officers) and 50% based on the successful transition of the chief executive officer role, as discussed in further detail below.

Annual cash incentives were targeted at 100% of salary for the chief executive officer (including for this purpose, Mr. Reardon, but based on his 2017 salary), 50% of salary for the chief financial officer and senior vice president, operations (increased from 40% at the time of Mr. Redondo’s promotion for the balance of the year), and 45% of salary for the general counsel and chief human resources officer. In establishing the annual cash incentive target amounts, the Compensation Committee considered the results of WTW’s compensation assessment which indicated the Company’s annual cash incentive target percentages were set appropriately. Annual cash incentives can range from zero to a maximum of three times the targeted percentage for each named executive officer.

In 2017, the Company’s threshold for adjusted net income was $10 million, and the threshold, target and maximum performance goals for adjusted operating income and adjusted cash flow from operations for purposes of funding the 2017 annual cash incentive pool, and its actual adjusted operating income and adjusted cash flow from operations were as follows:

	($ millions)					% Earned (as % of Target)
	Weighting	Threshold	Target	Maximum	Actual
Operating Income (as adjusted)(1)	60%	23.2	29.0	34.8	25.1	20%
Cash Flow from Operations (as adjusted)(2)	40%	33.0	41.3	49.5	37.6	61%

Total	100%					81%

(1)	Actual 2017 operating income was adjusted to add back $8.8 million of restructuring costs, $1.2 million of inventory purchase accounting adjustments of inventory that was stepped up as part of our purchase price allocation from the acquisition of LDS and other non-recurring expenses.
(2)	Actual 2017 cash flow from operations was adjusted for the same items as operating income, net of taxes.

Performance metric levels are set in line with our annual operating budget for the year. For 2017, our annual operating budget, and hence our performance metric levels, took into account the effect of the divestitures of the Company’s Pittsburgh and Miltec operations that occurred during 2016 as well as the anticipated impact of significant executive transition costs (including the hiring of a new chief executive officer) during 2017.

As reflected in the table above, performance against the 2017 Bonus Plan financial metrics resulted in a payout level of 81% of target. In order to provide for a larger annual cash incentive pool for non-executive employees, the Compensation Committee reduced the actual payouts to the named executive officers to 70% of target. As noted above, Mr. Reardon’s annual cash incentive was 50% based on the Company’s actual financial performance compared to targets and 50% based on the successful transition of the chief executive officer role. Successful transition of the chief executive officer role was measured relative to the following four factors, with equal weighting: acting as the primary liaison between the Board of Directors and the Company as the Executive

Chairman, helping with a smooth transition for Mr. Oswald with shareholders and the analyst community, assisting in a clean hand off with major customers, and working on special projects. The Compensation Committee determined that Mr. Reardon was successful with respect to each of these factors and determined that he would be paid at the target level with respect to the 50% portion of his award eligible to be earned relative to these factors.

The annual cash incentive determination for each of the named executive officers is reflected in the table below.

	Eligible Earnings ($)	Target %	Payout %	Total Payout ($)**
Mr. Oswald	692,308	100	70	485,000
Mr. Groves	380,385	50	70	134,000
Mr. Redondo*	338,077	45/50	70	120,000
Ms. Rogers	273,666	45	70	87,000
Ms. Paul	290,769	45	70	92,000
Mr. Reardon*	350,000	100	70/100	298,000

*	Mr. Redondo’s target percentage increased from 45% to 50% midway through the year, as did his salary. The higher percentage was applied to his increased salary with respect to 50% of his annual cash incentive. Mr. Reardon’s annual cash incentive eligible earnings for 2017 was his based off of his base salary, not actual earnings. With respect to 50% of Mr. Reardon’s annual cash incentive that was based on the Company’s financial performance, he was paid out at 70% of target, on the same basis as the other named executive officers. With respect to 50% of Mr. Reardon’s annual cash bonus that was based on the successful transition of the chief executive officer role, he was paid out at 100% of target.
**	The Company has a convention of rounding payout amounts up to the nearest thousand.

Long-Term Equity Incentives

Long-term equity incentives, in the form of stock options, performance stock units and restricted stock units, are granted annually to the named executive officers to attract, motivate and retain these employees. Stock options are performance-based since the stock options will have value to the named executive officers only to the extent of any increase in the Company’s stock price after the grant date. Performance stock units are performance-based since the performance stock units are earned only if the Company achieves the specified performance metrics. Restricted stock units are used to provide a direct ownership interest in the Company and a long-term incentive for the named executive officers to remain in the employment of the Company. In addition, such awards align executive and shareholder interests as they increase in value with stock price appreciation.

The Compensation Committee intends for the preponderance of long-term equity incentives to be tied to the long-term financial performance of the Company and its stock. For 2017, the Compensation Committee made the following regular cycle annual long-term equity incentive grants to the named executive officers:

	Stock Options	Performance Stock Units (at target)	Restricted Stock Units
Mr. Oswald*	28,000	21,000	21,000
Mr. Groves	6,000	5,500	4,500
Mr. Redondo*	4,000	4,000	3,500
Ms. Rogers	4,000	4,000	3,500
Ms. Paul	6,000	6,000	4,500
Mr. Reardon**	—	—	—

*	As discussed below, Mr. Oswald received the Sign-On Award and Mr. Redondo received a special grant in connection with increased responsibilities and as a retention measure.
**	Mr. Reardon did not receive equity grants during 2017.

In determining the aggregate value of long-term equity incentives to grant for 2017, the Compensation Committee considered the results of WTW’s compensation assessment as to the value of long-term equity incentives provided at the 25th percentile of the peer group data and the 50th percentile of the compensation survey data. The Compensation Committee awarded the chief executive officer and the other named executive officers a mix of performance-based and time-based long-term equity incentives that was generally consistent with the market. Such decisions were also made after taking into consideration the total prior long-term equity incentives made by the Company and the number of shares available under the Company’s stock incentive plans.

The Compensation Committee has implemented a process whereby all normal cycle long-term equity incentives are awarded in March of each year, and long-term equity incentive grants in 2017 were made consistent with this process. However, long-term equity incentive grants may be made at other times in the event of the new hire of an executive officer or a special award to recognize individual performance. In addition, the timing of the normal cycle long-term equity incentives are awarded may be changed in the future, as needed, to meet changing circumstances.

Stock Options

The Compensation Committee establishes the grant dates for stock options and does not determine these dates based on knowledge of material nonpublic information or in response to the Company’s stock price. The Company granted stock options, which vest annually over a four-year period, to the named executive officers in 2017 to encourage a focus on long-term goals and objectives that are in the interest of shareholders and to reward the achievement of long-term growth in the Company’s stock price.

2017 Performance Stock Units

In 2017, performance stock units were awarded which may be earned and become vested based upon the achievement of annual adjusted diluted earnings per share targets during each year of the performance period over a three-year performance period (from January 1, 2017 to December 31, 2019), subject to a three-year relative total shareholder return modifier applied at the end of the three-year performance period. The performance stock units will 100% cliff vest at the end of the three-year performance period in amounts from 0% to 250% of the target units depending on the Company’s performance, as follows:

	Adjusted Diluted Earnings Per Share			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2017	2018	2019
Maximum	1.58	1.68	1.77	66.66%	250%
Target	1.37	1.45	1.54	33.33%	100%
Threshold	1.34	1.34	1.34	10%	30%

In the event that the Company’s performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points, rounded to the nearest whole unit. The adjusted diluted earnings per share is calculated, as determined by the Compensation Committee, by adjusting diluted earnings per share for changes in accounting standards, discontinued operations, to exclude gain or loss on the sale of any business or product line, any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), transaction-related costs or expenses (including but not limited to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic 805), debt refinancing costs and restructuring and other non-recurring expenses.

After the end of the three-year performance period, the Committee will determine the Company’s relative total shareholder return (compared to the companies in the Russell 2000 Index at the beginning of the performance period) over the performance period. The total number of units earned will then be determined by multiplying the number of units earned relative to the adjusted diluted earnings per share metric by a modifier between 0.75-1.25; provided that the modifier will not be greater than 1.0 unless the Company’s total shareholder return over the performance period is greater than zero.

The 2017 performance stock units were awarded to encourage the named executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Company’s stock price. The Compensation Committee chose diluted earnings per share as one of the performance metrics in order to tie executive compensation directly to the annual and long-term growth in the earnings of the Company. The Compensation Committee chose the relative total shareholder return modifier in order to align executive compensation with shareholder value creation.

Consistent with the Company’s historical practice, the performance metrics for the 2017 performance stock units were intended to be rigorous. For the performance periods ending in 2017, 2016, 2015 and 2014, performance stock units have only vested at the following levels as a percentage of target:

PSU Performance Periods Ending in Year	Three Year Cliff Vested Percentage
2014	51%
2015	40%
2016	87%
2017	21.9%

For the 2017 performance stock units, the Compensation Committee set the threshold adjusted diluted earnings per share level to be equal to actual adjusted diluted earnings per share for 2016, such that the Company must improve adjusted diluted earnings per share relative to the end of the most recently completed fiscal year prior to the grant before any performance stock units will be eligible to vest.

2017 Restricted Stock Units

The Company awarded restricted stock units to the named executive officers in 2017 to reward the achievement of long-term growth in the Company’s stock. Restricted stock units, which vest one-third annually over a three-year period, also are intended to provide a long-term incentive for the named executive officers to remain in the employment of the Company.

One-Time, Non-Recurring 2017 CEO Sign-On Award

In connection with Mr. Oswald’s hire, and as contemplated by his Employment Letter Agreement, the Company awarded Mr. Oswald the Sign-On Award of 80,000 performance restricted stock units which has a grant date fair value of $1,851,731 and will vest based on the appreciation of the Company’s stock price compared to the Starting Price. The Sign-On Award has a term of 7 years, and will vest when the Future Price exceeds certain thresholds as follows:

Future Price	# Shares Vesting	Implied Future Price
Exceeds 150% of Starting Price	26,666	$42.21
Exceeds 200% of Starting Price	26,667	$56.28
Exceeds 250% of Starting Price	26,667	$70.35

The Compensation Committee structured the Sign-On Award to directly align Mr. Oswald with the interests of our shareholders. The Compensation Committee chose stretch goals for the Sign-On Award such that the Sign-On Award will only vest to the extent the Company’s shareholders have enjoyed a significant return on their Company shares. Illustrative of this rigor, the Company’s stock price has not closed above $39.73 in over 20 years. This award was deemed necessary in light of the competition for talent in the marketplace and in order to attract and retain a new chief executive officer with the necessary skillset to reshape the Company.

2017 Special Grant

In connection with significantly increased responsibilities and for retention purposes, in January 2017 Mr. Redondo received a special grant of 7,000 restricted stock units which will vest in increments of 50% each year so that they are fully vested within two years, subject to continued employment. The Compensation Committee took into consideration the January 2017 grant in determining the level of ordinary cycle grants for Mr. Redondo, described above.

2015 Performance Stock Units

The three-year performance period for performance stock units awarded in 2015 ended on December 31, 2017. The performance metrics, which were equally weighted, used for the performance stock units awarded in 2015 were different than the metrics used for the performance stock units awarded in 2017. The two performance metrics used in 2015 were (i) the adjusted diluted earnings per share of the Company during each year of the performance period, and (ii) the leverage ratio of the Company at the end of each year of the performance period. The threshold, target, and maximum performance levels for performance stock units awarded in 2015, and the actual performance in each of the years 2015-2017, were as follows:

	Adjusted Diluted Earnings Per Share (50% Weighting)			Vesting Percentage of Target Units for Each Year	Leverage Ratio (50% Weighting)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2015	2016	2017		2015	2016	2017
Maximum	$2.09	$2.40	$2.76	33.33%	2.50	2.225	2.25	33.33%	200%
Target	$1.93	$2.12	$2.33	16.66%	2.90	2.65	2.40	16.66%	100%
Threshold	$1.82	$1.82	$1.82	5%	3.40	3.15	2.90	5%	30%
Actual	$(.04)	$1.34	$1.37		4.15	2.84	2.70		21.9%

Performance stock units vested with respect to the three-year performance period from January 1, 2015 to December 31, 2017 at approximately 21.9% of target in recognition that (i) the Company did not achieve the threshold for diluted earnings per share in 2015, 2016 or 2017, and (ii) the Company achieved above threshold for the leverage ratio in 2016 and 2017, but not in 2015.

General Counsel Sign-On Bonus

In connection with Ms. Paul’s hire, and as contemplated by her Employment Letter Agreement, the Company provided a sign-on bonus of $50,000, which was subject to repayment if Ms. Paul terminated employment within one year.

Compensation Consultant and Benchmarking

The Compensation Committee retained WTW, formerly known as Towers Watson, as an independent compensation consultant directly reporting to the Compensation Committee. WTW did not provide any other services to the Company in 2017 other than those services with respect to the amount, fair value and form of executive compensation provided to the Compensation Committee. The Compensation Committee has reviewed the independence of WTW and completed an assessment of any potential conflicts of interest raised by WTW’s work for the Compensation Committee by considering the following six factors and other factors it deemed relevant: (i) the provision of other services to the Company by WTW; (ii) the amount of fees received from the Company by WTW, as a percentage of the total revenue of WTW; (iii) the policies and procedures of WTW that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the relevant WTW consultants with a member of the Compensation Committee; (v) any Company stock owned by the WTWs consultants; and (vi) any business or personal relationship of the WTW consultants or WTW with any of the Company’s executive officers, and concluded that WTW is independent and there are no such conflicts of interest.

The Compensation Committee generally has the compensation consultant prepare a formal executive compensation assessment every year. In November 2016, WTW assessed the Company’s executive compensation compared to a peer group and published compensation survey data, and made recommendations as appropriate for changes in the Company’s executive compensation program (“WTW’s compensation assessment”). The peer group consisted of twelve (12) aerospace, defense and industrial companies selected by WTW and the Compensation Committee. The peer group companies had 50th percentile annual sales of $1.2 billion and 25th percentile annual sales of $657 million in the most recent year as of the date of WTW’s compensation assessment. The Company’s annual sales were $666 million in 2015 (the most recent full fiscal year at the time of WTW’s compensation assessment). As discussed below, the Company generally targets the 25th percentile of the peer group data in assessing and establishing compensation for the named executive officers. The peer group approved in 2016 and used for 2017 pay decisions consisted specifically of the following:

• AAR Corp	• Heico Corporation

• Aerojet Rocketdyne Holdings, Inc.(1)	• Hexcel Corporation

• Astronics Corporation	• Kaman Corporation

• Barnes Group Inc.	• Kratos Defense & Security Solutions, Inc.

• CIRCOR International, Inc.	• LMI Aerospace, Inc.(2)

• Cubic Corporation	• Sparton Corporation

(1)	Formerly known as GenCorp Inc.
(2)	No longer a publicly traded company following its acquisition during 2017.

As will be discussed in the proxy statement for the 2019 Annual Meeting, the Compensation Committee made certain changes to the peer group used to determine 2018 compensation for the named executive officers.

In addition, WTW’s compensation assessment compared the Company’s executive compensation to published survey compensation data for general industry and manufacturing industry companies with annual revenues of approximately $700 million, based on the advice of WTW that such compensation survey data would provide a reasonable basis for benchmarking the Company’s executive compensation. The compensation survey data was gathered from the 2016 Top Management Compensation Survey – U.S., Durable Goods Manufacturing or Manufacturing data cuts, published by Willis Towers Watson Data Services, and the 2016 Executive Benchmark Database, published by William M. Mercer. Aggregate compensation data from the surveys was provided to the Compensation Committee, but the individual component companies included in the survey data were not disclosed to the Compensation Committee.

With respect to the chief executive officer, including upon Mr. Oswald’s hire, the chief financial officer and the general counsel, the Compensation Committee reviewed and continues to rely upon both the peer group data and the published survey compensation data. With respect to the other executive officers, the number of representative positions in the peer group data was considered insufficient and the Compensation Committee relied (and continues to rely) to a greater extent on the published survey compensation data included in WTW’s compensation assessment. In reviewing the peer group data and the published survey compensation data, the Compensation Committee evaluated the relative percentile ranking of the chief executive officer and the other executive officers with respect to salary, total cash compensation, and total compensation. In connection with this evaluation, the Compensation Committee determined the appropriate levels of salary, total cash compensation and total compensation with reference to the 25th percentile of the peer group data (which had annual revenues of approximately $657 million) and the 50th percentile for the published survey compensation data (which had annual revenues of generally falling between $500 million and $1 billion). The Compensation Committee also considers each named executive officer’s scope of responsibility, years of experience, demonstrated performance and marketability, and impact level within the Company relative to other executives in making compensation decisions.

Severance and Change in Control Agreements and Practices

The Company has entered into a key executive severance agreement with each of its executive officers providing for cash severance and double trigger equity acceleration upon a qualifying termination in connection with a change in control or limited cash severance upon a qualifying termination outside the context of a change in control. Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. The Company does not provide gross-ups for taxes under the key executive severance agreements. The key executive severance agreements are used by the Company to allow its executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment. Please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

Clawback Policy

The Company has a clawback policy that applies in the event that the Board of Directors determines there has been a restatement due to material noncompliance with financial reporting requirements under U.S. generally accepted accounting principles or SEC rules. If the Board of Directors determines that there has been such a restatement, the Board of Directors has the right, for the benefit of the Company, to recover all incentive payments and all vested performance-based equity awards made to executive officers who are found personally responsible for the material restatement, to the extent that such payments and vested awards were increased due to the inaccurate financial statements. The clawback policy applies to incentive payments and vested performance-based equity awards made to executive officers after October 28, 2016 during the three full years prior to the filing of the report with the SEC announcing the restatement.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers is not material. The Company provides an automobile allowance to the named executive officers, which partially compensates them for the termination of the company car program a number of years ago. Medical, dental, life and other insurance benefits, and 401(k) matching contributions are provided to the named executive officers on a non-discriminatory basis with other employees of the Company. In connection with his hire and as contemplated by his Employment Letter Agreement, during 2017 the Company agreed to pay on Mr. Oswald’s behalf or reimburse him for up to a maximum $200,000 for usual and customary expenses incurred by him and his family in relocating their principal residence from Minnesota to Southern California, subject to the terms of Ducommun’s Relocation Policy. The value of one-time relocation benefits to Mr. Oswald during 2017, including a gross-up related to such benefits, was $260,692. The Compensation Committee viewed the one-time relocation costs to be necessary to attract Mr. Oswald to join the Company.

Executive Officer Stock Ownership Policy

The Board of Directors has adopted a stock ownership policy covering certain executive officers of the Company. Under the policy, certain executive officers must acquire and hold shares of the Company’s stock equal in value to a multiple of their annual salary as follows:

Multiple of Salary
Chairman of the Board (if an employee)	3X
President and Chief Executive Officer	3X
Chief Financial Officer and General Counsel	1.5X

Executive officers have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All officers are in compliance or have additional time in which to comply with the stock ownership guideline.

Tax Deductibility and Gross-Ups

Section 162(m) of the Internal Revenue Code placed a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer). For 2017 and prior years, certain performance-based compensation approved by stockholders was not subject to this deduction limit. The Compensation Committee generally sought to qualify certain compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). However, the Compensation Committee had authority to provide for compensation payments from time to time that did not comply with the exemptions in Section 162(m). It is anticipated that changes to the tax laws that became effective for the Company as of January 1, 2018 will have an impact on Section 162(m) deductibility going forward. These changes could, but may not, impact compensation decisions for 2018 and beyond.

In addition, the change in control provisions described in the section entitled “Severance and Change in Control Agreements and Practices” could subject an executive to an excise tax on an “excess parachute payment” under Internal Revenue Code Section 4999. The Company does not provide any gross-up to its executives for any excise tax due under this section of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Submitted by the Compensation Committee,

Dean M. Flatt—Chairman
Gregory S. Churchill
Robert D. Paulson

2017 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the years ended December 31, 2017, 2016 and 2015 awarded to, earned by or paid to all individuals serving as the Company’s chief executive officer and chief financial officer during 2017, and the other three most highly paid executive officers of the Company during 2017 (collectively, the “named executive officers”). Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any year covered by the table.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen G. Oswald(6)	2017	692,308		—	3,140,081	339,198	485,000	286,406	4,942,991
President and Chief Executive Officer
Anthony J. Reardon(6)(7)	2017	509,252	(6)	—	834,654	499,757	298,000	26,552	2,168,214
Chairman of the Board and Former Chief Executive Officer	2016	669,500		—	732,320	195,824	436,000	38,360	2,072,004
	2015	664,250		—	943,870	236,977	0	26,118	1,871,215
Douglas L. Groves	2017	380,385		—	304,025	70,746	134,000	26,992	916,147
Vice President, Chief Financial Officer and Treasurer	2016	340,000		—	238,800	78,330	111,000	28,337	796,467
	2015	292,270		—	267,855	75,402	0	24,488	660,015
Jerry L. Redondo	2017	338,077		—	406,265	47,164	120,000	29,441	940,946
Senior Vice President, Operations and Head of Ducommun Structures	2016	265,000		—	199,000	65,275	69,000	24,861	623,136
	2015	255,731		—	102,040	0	0	15,909	373,680
Rosalie F. Rogers	2017	273,666		—	227,625	47,164	87,000	23,568	659,023
Vice President and Chief Human Resources Officer	2016	265,101		—	199,000	65,275	78,000	24,100	631,476
	2015	260,000		—	267,855	86,174	0	22,187	636,276
Amy M. Paul(6)	2017	290,769		50,000	323,805	72,685	92,000	59,295	888,554
Vice President, General Counsel and Secretary

(1)	Ms. Paul received a sign-on bonus in connection with her hire during 2017.
(2)	These columns show the grant date fair value of awards granted to Messrs. Oswald, Groves and Redondo and Mses. Rogers and Paul computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”) and restricted stock units (“RSUs”) are contained in Footnote 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017. In the case of Mr. Reardon, whose stock option awards, PSUs and RSUs were modified, these columns show the incremental fair value, computed as of the modification date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Mr. Reardon did not receive any equity grants during 2017.

(3)	Stock awards to the named executive officers consist of PSUs and RSUs in each year. The value of PSUs, which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs as of the grant date of the award:

Name	Year of Award	Maximum Performance Stock Unit Grant Date Fair Value ($)
Stephen G. Oswald	2017	6,299,876

Anthony J. Reardon	2017	—
	2016	955,200
	2015	1,275,500

Douglas L. Groves	2017	437,525
	2016	254,720
	2015	306,120

Jerry L. Redondo	2017	318,200
	2016	191,040
	2015	—

Rosalie F. Rogers	2017	318,200
	2016	191,040
	2015	306,120

Amy M. Paul	2017	477,300

(4)	Non-equity incentive plan compensation was earned for each year ended and was paid in the first or second quarter of the following year.
(5)	The following table discloses each item included in the “All Other Compensation” column for 2017:

Name	Automobile Allowance ($)	Life Insurance Premiums ($)	Relocation ($)	Gross Up ($)(a)	Retro & Other Pay Adjustments ($)(b)	Company Contributions to 401(k) Plan ($)	Total ($)
Stephen G. Oswald	16,192	1,422	167,918	92,774	—	8,100	286,406
Anthony J. Reardon	17,620	832	—	—	—	8,100	26,552
Douglas L. Groves	17,620	1,272	—	—	—	8,100	26,992
Jerry L. Redondo	17,697	1,136	—	—	4,615	5,992	29,441
Rosalie F. Rogers	17,620	919	—	—	—	5,029	23,568
Amy M. Paul	16,192	896	—	38,936	—	3,271	59,295

(a)	Mr. Oswald received a gross-up payment to cover the taxes levied on the relocation payments he received from the Company. Ms. Paul received a gross-up payment to cover the taxes levied on her sign-on bonus.
(b)	Mr. Redondo was promoted effective June 1, 2017. This amount is a true up in salary to align with such promotion.

(6)	Mr. Reardon ceased to serve as an executive officer of the Company on January 23, 2017, at which time Mr. Oswald commenced his service as the President and Chief Executive Officer of the Company. Ms. Paul became the Vice President, Legal of the Company on January 23, 2017 and assumed the additional roles of Secretary and General Counsel of the Company on March 20, 2017 and April 1, 2017, respectively.
(7)	Mr. Reardon’s salary value includes a payout of accrued vacation when he ceased to serve as an employee of the company on December 31, 2017.

2017 Grants of Plan-Based Awards Table

The following table provides information on the 2017 Bonus Plan, the grant of nonqualified stock options and the award of performance stock units and restricted stock units to the named executive officers during 2017:

			Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Award: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date		Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Stephen G. Oswald
2017 Bonus Plan			0	692,308	2,076,923
Non-Qualified Stock Options	1/23/2017									28,000	29.53	339,198
Performance Stock Units	1/23/2017						80,000	200,000				1,851,731
Performance Stock Units	3/20/2017						21,000	52,500				668,220
Restricted Stock Units	1/23/2017								21,000			620,130

Anthony J. Reardon
2017 Bonus Plan			0	350,000	1,050,000
Non-Qualified Stock Options	10/27/2017	(3)								39,000		499,757
Performance Stock Units	10/27/2017	(3)					30,000					340,200
Restricted Stock Units	10/27/2017	(3)							14,667			494,454

Douglas L. Groves
2017 Bonus Plan			0	190,192	570,577
Non-Qualified Stock Options	3/20/2017									6,000	28.67	70,746
Performance Stock Units	3/20/2017						5,500	13,750				175,010
Restricted Stock Units	3/20/2017								4,500			129,015

Jerry L. Redondo
2017 Bonus Plan			0	160,587	481,760
Non-Qualified Stock Options	3/20/2017									4,000	28.67	47,164
Performance Stock Units	3/20/2017						4,000	10,000				127,280
Restricted Stock Units	1/5/2017								7,000			178,640
Restricted Stock Units	3/20/2017								3,500			100,345

Rosalie F. Rogers
2017 Bonus Plan			0	123,150	369,449
Non-Qualified Stock Options	3/20/2017									4,000	28.67	47,164
Performance Stock Units	3/20/2017						4,000	10,000				127,280
Restricted Stock Units	3/20/2017								3,500			100,345

Amy M. Paul
2017 Bonus Plan			0	130,846	392,538
Non-Qualified Stock Options	1/23/2017									6,000	29.53	72,685
Performance Stock Units	3/20/2017						6,000	15,000				190,920
Restricted Stock Units	1/23/2017								4,500			132,885

(1)	The target and maximum amounts of awards are based on the bonus-eligible salary of each of the named executive officers at December 31, 2017.
(2)	The fair value of the performance stock units are shown based on the probable outcome of the performance conditions as of the date of grant for the awards.
(3)	The amounts disclosed for Mr. Reardon for 2017 include the incremental fair value of outstanding equity awards that were modified in connection with the change in Mr. Reardon’s role and do not reflect a new grant of equity awards.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options and unvested performance stock units and restricted stock units granted to the named executive officers that were outstanding on December 31, 2017:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen G. Oswald
Stock Option granted 1/23/2017	0	28,000	29.53	1/22/2024
Performance stock units granted 1/23/2017							53,333	1,517,333
Performance stock units granted 3/20/2017							20,930	595,459
Restricted stock units granted 1/23/2017					21,000	597,450

Anthony J. Reardon
Stock Option granted 3/18/2014	0	5,500	24.90	3/17/2021
Stock Option granted 3/30/2015	0	11,000	25.51	3/29/2022
Stock Option granted 3/23/2016	0	22,500	15.92	3/22/2023
Performance stock units granted 3/23/2016							30,144	857,597
Restricted stock units granted 3/30/2015					4,000	113,800
Restricted stock units granted 3/23/2016					10,667	303,467

Douglas L. Groves
Stock Option granted 2/6/2013	9,000	0	16.15	2/5/2020
Stock Option granted 3/18/2014	4,500	1,500	24.90	3/17/2021
Stock Option granted 3/30/2015	3,500	3,500	25.51	3/29/2022
Stock Option granted 3/23/2016	3,000	9,000	15.92	3/22/2023
Stock Option granted 3/20/2017	0	6,000	28.67	3/19/2024
Performance stock units granted 3/23/2016							8,039	228,700
Performance stock units granted 3/20/2017							5,482	155,953
Restricted stock units granted 3/30/2015					1,500	42,675
Restricted stock units granted 3/23/2016					4,667	132,776
Restricted stock units granted 3/20/2017					4,500	128,025

Jerry L. Redondo
Stock Option granted 7/31/2013	5,000		22.84
Stock Option granted 3/23/2016	2,500	7,500	15.92	3/22/2023
Stock Option granted 3/20/2017	0	4,000	28.67	3/19/2024
Performance stock units granted 3/23/2016							6,029	171,525
Performance stock units granted 3/20/2017							3,987	113,421
Restricted stock units granted 3/30/2015					1,334	37,952
Restricted stock units granted 3/23/2016					4,334	123,302
Restricted stock units granted 1/5/2017					7,000	199,150
Restricted stock units granted 3/20/2017					3,500	99,575

Rosalie F. Rogers
Stock Option granted 7/31/2013	3,750	0	22.84	7/30/2020
Stock Option granted 3/18/2014	4,500	1,500	24.90	3/17/2021
Stock Option granted 3/30/2015	4,000	4,000	25.51	3/29/2022
Stock Option granted 3/23/2016	2,500	7,500	15.92	3/22/2023
Stock Option granted 3/20/2017	0	4,000	28.67	3/19/2024
Performance stock units granted 3/23/2016							6,029	171,525
Performance stock units granted 3/20/2017							3,987	113,421
Restricted stock units granted 3/30/2015					1,500	42,675
Restricted stock units granted 3/23/2016					4,334	123,302
Restricted stock units granted 3/20/2017					3,500	99,575

Amy M. Paul
Stock Option granted 1/23/2017	0	6,000	29.53	1/22/2024
Performance stock units granted 3/20/2017							5,980	170,131
Restricted stock units granted 1/23/2017					4,500	128,025

(1)

The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2013, all became vested and exercisable in 2017, (ii) for stock options granted in 2014, three-quarters vested and became exercisable as of 2017 and the remaining one-quarter will vest and become exercisable in 2018, (iii) for stock options granted in 2015, one-half vested and became exercisable in 2017 and the remaining half will vest and become exercisable in 2018 and 2019, (iv) for stock options granted in 2016, one-fourth vested and became exercisable in 2017 and the remaining three-quarters will vest and become exercisable in each of 2018, 2019, and 2020 and (v) for stock options granted in 2017, one-fourth vest and become exercisable in each of 2018, 2019, 2020, and 2021.
(2)	The unvested restricted stock units vest as follows: (i) with respect to the grants in 2015, the shares will fully vest on March 18, 2018, (iii) with respect to the grants in 2016, one-half of the shares vest on each of March 18, 2018 and 2019, and (iv) with respect to the grants in 2017, one-third of the shares vest on each of March 18, 2018, 2019 and 2020, except with respect to the grants made to Mr. Redondo on January 5, 2017 for which one-half of the shares vest on each of 2018 and 2019.
(3)	Performance stock units are shown based on the Corporation’s actual achievement of performance measures for periods through year-ended 2017 and at 100% of the target number of shares for periods after year-ended 2017. The performance stock units will vest if the performance conditions are met as follows: (i) grants in 2016 will vest, if at all, based on achievement of the performance metrics on December 31, 2018 and will be settled in the first quarter of 2019, and (ii) grants in 2017 will vest, if at all, based on achievement of the performance metrics on December 31, 2019 and will be settled in the first quarter of 2020.

2017 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the named executive officers during 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Stephen G. Oswald	0	0	0	0
Anthony J. Reardon	72,500	626,973	18,816	541,181
Douglas L. Groves	0	0	6,483	186,714
Jerry L. Redondo	0	0	4,233	122,291
Rosalie F. Rogers	7,500	153,225	6,316	181,890
Amy M. Paul	0	0	0	0

(1)	The number of shares reflects restricted stock units that vested during the year, together with the number performance stock units that vested in respect of the 2015 performance stock units, for which the performance period ended on December 31, 2017.

2017 Pension Benefits Table

The Company does not provide pension benefits to any of its named executive officers.

2017 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans to any of its named executive officers.

Potential Payments Upon Termination or Change in Control

The Company has entered into key executive severance agreements with each of its executive officers. The key executive severance agreements provide that if a change in control of the Company occurs and there is qualifying termination of employment of the named executive officer within three months prior to or 24 months following the change in control of the Company, the named executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer prior to the change in control and two times the target annual cash incentive of the executive officer under the Company’s annual cash incentive plan in effect during the year prior to the change in control. Further, with respect to long-term equity incentives granted to such executive officers, (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately based on the Company’s actual achievement of performance measures for periods through the date of termination of employment and at the target number of shares for periods after the date of termination of employment, and (iii) restricted stock units vest immediately.

As used herein, a change in control of the Company is generally deemed to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group of certain percentages of the outstanding voting securities of the Company, the consummation of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board of Directors of the Company.

The key executive severance agreements also provide that if there is a qualifying termination of employment of the named executive officer at any time other than in connection with a change in control of the Company as described above, the named executive officer shall be entitled to receive payment of his or her full salary for a period of one year (or, two years in the case of the CEO), payment of the amount of any annual cash incentive for a past year which has not yet been awarded or paid and continuation of benefits for a period of one year (or, two years in the case of the CEO).

A qualifying termination of employment includes any termination of employment of a named executive officer other than a termination for cause, except for death, disability or retirement. Termination for cause is defined in the key executive severance agreements as termination of an executive’s employment by the Company upon (i) the willful and continued failure by the executive to substantially perform his or her duties with the Company other than any such failure resulting from his or her incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee which specifically identifies the manner in which the executive has not substantially performed his or her duties, or (ii) the willful engaging by the executive in misconduct which is materially injurious to the Company, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the executive’s part, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in the Company’s annual cash incentive plan and other events as described in the key executive severance agreements, then the executive shall have the right to treat such event as a termination of his or her employment by the Company without cause and to receive the payments and benefits described above.

If a change in control of the Company occurs and there is a qualifying termination of employment of a named executive officer within three months prior to or 24 months following the change in control of the Company, the named executive officer would receive the amounts in the table below in the column “Termination of Employment in Connection with Change in Control.” If there is a qualifying termination of employment of the named executive officer at any time other than as described in the preceding sentence, the named executive officer would receive the amounts in the table below in the column “Other Termination of Employment.”

Name	Benefits	Termination of Employment in Connection with a Change in Control ($)	Other Termination of Employment ($)
Stephen G. Oswald	Salary(1)	1,500,000	1,500,000
	Cash Incentive	1,384,615	0
	Benefits	0	22,732
	Stock Options(2)	0	0
	Performance Stock Units(3)	2,112,783	0
	Restricted Stock Units(4)	597,450	0

	Total	5,594,848	1,522,732

Douglas L. Groves	Salary(1)	780,000	390,000
	Cash Incentive	380,385	0
	Benefits	0	14,000
	Stock Options(2)	128,385	0
	Performance Stock Units(3)	384,673	0
	Restricted Stock Units(4)	303,476	0

	Total	1,976,919	404,000

Jerry L. Redondo	Salary(1)	760,000	380,000
	Cash Incentive	321,173	0
	Benefits	0	23,890
	Stock Options(2)	93,975	0
	Performance Stock Units(3)	284,955	0
	Restricted Stock Units(4)	459,979	0

	Total	1,920,082	403,890

Rosalie F. Rogers	Salary(1)	551,410	275,705
	Cash Incentive	246,299	0
	Benefits	0	13,864
	Stock Options(2)	111,060	0
	Performance Stock Units(3)	284,955	0
	Restricted Stock Units(4)	265,552	0

	Total	1,459,276	289,569

Amy M. Paul	Salary(1)	630,000	315,000
	Cash Incentive	261,692	0
	Benefits	0	11,793
	Stock Options(2)	0	0
	Performance Stock Units(3)	170,131	0
	Restricted Stock Units(4)	128,025	0

	Total	1,189,848	326,793

(1)	The amounts of salary continuation are based on the salary of each of the named executives at December 31, 2017.
(2)	The amounts for stock options are calculated based on the positive difference, if any, between the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2017 and the closing price of the Company’s common stock on the NYSE on the last trading day of 2017 ($28.45).
(3)	The amounts for performance stock units (“PSUs”) are calculated based on the number of unvested PSUs and the closing price of the Company’s common stock on the NYSE on the last trading day of 2017 ($28.45). The number of unvested PSUs has been calculated based on the Company’s actual achievement of performance measures for periods through year-end 2017 and at 100% of the target number of shares for periods after year-end 2017. PSUs granted in 2015 are not included since they are considered to be fully vested at December 31, 2017.

(4)	The amounts for restricted stock units (“RSUs”) are calculated based on the number of unvested RSUs and the closing price of the Company’s common stock on the NYSE on the last trading day of 2017 ($28.45).

Mr. Reardon’s Termination of Employment

On January 23, 2017, Mr. Reardon ceased to serve as an executive officer of the Company and on December 31, 2017 he ceased to serve as an employee of the Company. In connection with Mr. Reardon’s retirement, the Committee modified Mr. Reardon’s equity awards to provide that, following his retirement effective December 31, 2017, (i) unvested stock options will continue to vest through March 30, 2020, (ii) unvested restricted stock units will continue to vest and settle through March 30, 2019 and (iii) unvested performance stock units will continue to vest and settle, subject to achievement of the applicable performance metrics, as determined by the Committee, through December 31, 2018. The value of the modifications to Mr. Reardon’s equity awards are reflected in the 2017 Summary Compensation Table and the 2017 Grants of Plan-Based Awards Table. Mr. Reardon also qualifies for participation in the Company’s medical plan for retired officers and directors.

PAY RATIO DISCLOSURE

Mr. Oswald’s 2017 annual total compensation was $5,001,733; the 2017 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2017, other than our CEO, Stephen G. Oswald, was $54,002, and the ratio of these amounts was 93-to-1. For these purposes, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory welfare benefits, which are not required to be reported as compensation for our CEO in the Summary Compensation Table on page 31. The Company had two non-concurrent CEOs during 2017. In accordance with SEC rules, the Company looked to the CEO serving in that position as of December 31, 2017, namely Mr. Oswald, and annualized his annual total compensation.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll records and the methodology described below. For these purposes, we identified the median compensated employee using base annual pay, excluding overtime, for calendar year 2017, which we annualized for any permanent employee who did not work for the entire year. As permitted by SEC rules, we excluded approximately 96 employees located in Thailand, who in the aggregate represented less than 5% of our 2,677 employees.

Consistent with SEC rules, the pay ratio presented above includes all of our CEO’s equity grants during 2017. As discussed in the Compensation Discussion and Analysis beginning on page 17, during 2017, Mr. Oswald was awarded a one-time, non-recurring new hire award (“Sign-On Award”) in connection with his hire, which had a grant date fair value of approximately $1,851,731, as well as one-time relocation benefits with a value of approximately $260,692. Excluding the Sign-On Award and one-time relocation benefits, the ratio would have been 54-to-1.

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF 2013 STOCK INCENTIVE PLAN

Introduction

On February 21, 2018, the Board of Directors unanimously adopted and approved an amended and restated 2013 Stock Incentive Plan (the “2013 Stock Plan”), and is submitting the amended and restated 2013 Stock Plan to shareholders for their adoption and approval at the Annual Meeting. The 2013 Stock Plan would, among other things, increase the number of shares available for issuance under the 2013 Stock Plan by 650,000 shares; provided that no more than 337,693 of the shares available under the 2013 Stock Plan may be issued pursuant to awards other than stock options and stock appreciation rights granted after December 31, 2017. This increase of 650,000 shares represents approximately 6.0% of the Company’s outstanding shares of Common Stock as of December 31, 2017. The 2013 Stock Plan would also (i) extend the expiration date of the plan from March 20, 2023 to May 2, 2028, (ii) provide that consultants are eligible to participate in the plan, (iii) add one-year minimum vesting for all awards, (iv) revise the ownership limits for non-employee directors, and (v) make certain other administrative changes. The Board of Directors believes our interests are best advanced by providing equity-based incentives to certain individuals responsible for our long-term success by encouraging such persons to remain in the service of the Company and to align the financial objectives of such individuals with those of our shareholders.

As of December 31, 2017, 77,693 shares remained available for issuance under the 2013 Stock Plan, which is the only active stock incentive plan under which the Company can grant equity-based compensation awards. Because the Company anticipated that its equity-based compensation needs would soon exceed the remaining shares available under the 2013 Stock Plan as currently in effect, the Board of Directors of the Company adopted the 2013 Stock Plan on February 21, 2018.

On March 14, 2018, the Compensation Committee (the “Committee”) of the Board of Directors approved the award to executive officers and key managers of 159,000 stock options, 56,300 restricted stock units and 48,400 performance stock units (at target) under the 2013 Stock Plan subject to, and contingent upon, shareholder approval of the 2013 Stock Plan at the Annual Meeting (the “March 14, 2018 Awards”). The Committee has made no determination as to what actions, if any, it will take if shareholders do not approve the 2013 Stock Plan at the Annual Meeting.

The following table sets forth certain information about the 2013 Stock Plan, as well as the Company’s 2007 Stock Incentive Plan:

Number of new shares being authorized	650,000
Number of shares available for future awards at December 31, 2017	77,693
Number of shares relating to outstanding stock options at December 31, 2017	306,225
Number of shares outstanding at December 31, 2017 relating to awards of restricted stock units and performance stock units	406,844
Maximum option term	10 Years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options as of December 31, 2017	5.2 years
Weighted average exercise price of outstanding options as of December 31, 2017	$23.38
Total number of shares available for future awards if this proposal is approved	727,693

If the potential share request is approved, the Company’s total potential dilution from the shares available for issuance pursuant to new awards under the 2013 Stock Plan would increase from approximately 0.7% as of December 31, 2017 to 6.4%. The Board of Directors has considered this potential dilution level in the context of competitive data from its peer group, and believes that the resulting dilution levels would be within normal competitive ranges.

The Company manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted (or vested, in the case of performance share units) under the Company’s equity incentive plans divided by the weighted average number of common shares outstanding at the end of the year. The Company has calculated the burn rate under the 2013 Stock Plan and the 2007 Stock Plan for the past three years, as set forth in the following table:

	Options Granted	Full-Value Shares Granted(1)	Total Granted = Options+Adjusted Full-Value Shares(2)	Weighted Average Number of Common Shares Outstanding	Adjusted Burn Rate	Unadjusted Burn Rate
2017	129,400	178,837	487,074	11,290,000	4.3%	2.7%
2016	123,500	184,429	492,358	11,151,000	4.4%	2.8%
2015	73,000	144,004	361,008	11,047,000	3.3%	2.0%

Average					4.0%	2.5%

(1)	Full-value shares granted consist of restricted stock units granted in a year and performance stock units (“PSUs”) to the extent vested in a year. PSUs are included in the last year of the three-year performance period although the determination of the number of shares and issuance of shares occurs in the following year. Below is information regarding the number of PSUs granted, vested and forfeited during 2015, 2016 and 2017:

PSUs	# of Units
Non-vested at 12/31/2014	168,158
Granted	64,000
Vested	(35,504)
Forfeited	(63,157)
Non-vested at 12/31/2015	133,497
Granted	62,500
Vested	(44,979)
Forfeited	(29,381)
Non-vested at 12/31/2016	121,637
Granted	126,000
Adjusted for target perf.	37,350
Vested	(43,487)
Forfeited	(20,000)
Non-vested at 12/31/2017	221,500

(2)	Adjusted full-value shares equal full-value shares granted multiplied by 2.0.

An additional metric that the Company uses to measure the cumulative impact of its equity program is overhang (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of the total number of shares of Company Common Stock outstanding at the end of the year, plus the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted). If the proposed 2013 Stock Plan is approved, the Company’s overhang would increase to approximately 11.3%, and then would be expected to decline as awards are exercised and/or become vested.

When considering the number of additional shares to add to the 2013 Stock Plan, the Board of Directors also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2013 Stock Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 650,000 shares to be added to the 2013 Stock Plan, in combination with the remaining authorized shares and shares added back to the plan from forfeitures of awards previously granted, is expected to satisfy the Company’s equity compensation needs for at least two (2) years of similar levels of awards. The Board of Directors is committed to effectively managing the number of shares reserved for issuance under the 2013 Stock Plan while minimizing shareholder dilution.

Why You Should Vote for the 2013 Stock Plan

The Board of Directors recommends that our shareholders approve the 2013 Stock Plan because it believes appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive reward to Company performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our shareholders. The approval of the 2013 Stock Plan will enable us to continue to provide such incentives.

Promotion of Good Corporate Governance Practices

The Board of Directors believes the use of share-based incentive awards promotes best practices in corporate governance by aligning participants’ interests with maximizing shareholder value. Specific features of the 2013 Stock Plan that are consistent with good corporate governance practices include, but are not limited to:

1.	Options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

2.	The Company will not, without shareholder approval, reduce the exercise price of a stock option or stock appreciation right and, at any time when the exercise price of a stock option or stock appreciation right is above the fair market value, the Company will not, without shareholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock option or stock appreciation right for cash or a new award;

3.	Dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

4.	Awards under the plan, including any shares subject to an award, may be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company in the future;

5.	No liberal share recycling;

6.	Annual limit on equity and cash compensation that may be paid or awarded to non-employee directors;

7.	Limits on full-value awards that can be granted; and

8.	Minimum vesting provisions.

2013 Stock Plan Summary

The following is a description of the material features of the 2013 Stock Plan, as amended and restated. The complete text of the 2013 Stock Plan, as amended and restated, is attached hereto as Appendix A to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix A.

Purpose and Eligibility

The purpose of the 2013 Stock Plan is to enable the Company and its subsidiaries to attract, retain and motivate participants by providing for or increasing their proprietary interests in the Company. Any person who is a current or prospective employee or a nonemployee director of the Company or any of its subsidiaries is be eligible to be considered for the grant of awards under the 2013 Stock Plan. In addition, under the proposed the 2013 Stock Plan, any service provider who has been retained to provide consulting, advisory or other services to the Company will be eligible to be considered for the grant of awards under the 2013 Stock Plan. As of the December 31, 2017, approximately seven nonemployee directors (including for this purpose, Mr. Reardon), six executive officers and 2,600 other employees of the Company and its subsidiaries were so eligible.

Shares Subject to the 2013 Stock Plan and to Awards

The maximum number of shares of Common Stock that may be issued or issuable pursuant to awards granted under the 2013 Stock Plan, as proposed to be amended and restated, is 1,690,000 (subject to adjustments for changes in capitalization), which reflects an increase of 650,000 shares of Common Stock; provided that no more than 337,693 of such Common Stock may be issued pursuant to awards other than stock options and stock appreciation rights granted after December 31, 2017. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2013 Stock Plan will not exceed 1,690,000.

The aggregate number of shares of Common Stock that may be earned pursuant to awards granted under the 2013 Stock Plan, as proposed to be amended and restated, during any calendar year to any one participant will not exceed 250,000.

The aggregate dollar value of equity-based awards (based on the grant date fair value of such awards) and cash compensation granted under the 2013 Stock Plan, as proposed to be amended and restated, or otherwise during any calendar year to any one non-employee director may not exceed $250,000. However, the maximum aggregate dollar value of equity-based and cash compensation granted to a non-employee director may be up to 200% of the foregoing limit (and the foregoing limit will not count any tandem stock appreciation rights) in the calendar year in which such individual first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director.

The aggregate number of shares of Common Stock issued under the 2013 Stock Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the 2013 Stock Plan will not again be made available for issuance under the 2013 Stock Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise or purchase price of a stock option or other award, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an award, or (iv) shares repurchased on the open market with the proceeds of a stock option exercise. Shares of Common Stock subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under 2013 Stock Plan.

Administration

The 2013 Stock Plan is administered by the Compensation Committee, which is a committee of two or more independent directors appointed by the Board of Directors of the Company (the “Committee”), or by the Board of Directors as a whole for issuances of awards to directors. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the 2013 Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Company of specified performance criteria. The expenses of administering the 2013 Stock Plan will be borne by the Company.

Subject to certain limitations, the Committee has the authority to delegate the administration of the plan, and the plan permits the Company’s Board of Directors to exercise the Committee’s powers, other than with respect to matters required by law to be determined by the Committee. In addition, the Committee has the authority to delegate to one or more officers of the Company the authority to perform any or all things that the Committee is authorized and empowered to do or perform under the 2013 Stock Plan. To the extent such a delegation does occur, the resolution or policy so authorizing such officer or officers must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority (which cannot exceed the annual allotment of shares of Common Stock approved by the Committee), and that any such award shall be subject to the form of award agreement approved by the Committee.

All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the 2013 Stock Plan, any rules and regulations under the 2013 Stock Plan and the terms and conditions of or operation of any award granted under the 2013 Stock Plan, will be final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2013 Stock Plan or any award. The Board of Directors and/or the Committee will consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

Awards

The 2013 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an “Incentive Stock Option”) or a nonqualified stock option that is not tax-benefited (a “Nonqualified Option”). An award to a participant may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the 2013 Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the 2013 Stock Plan.

A participant does not have voting rights with respect to any Common Stock subject to awards under the 2013 Stock Plan until the participant has become the holder of record of the Common Stock. Dividends or dividend equivalents credited/payable in connection with an award under the 2013 Stock Plan (to the extent such dividends or dividend equivalents may become credited/payable for the award) that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests. Dividend equivalent rights will not be granted in connection with any award of stock options or stock appreciation rights under the 2013 Stock Plan.

The exercise or base price for any stock option or stock appreciation right granted may not be less than the fair market value of the Common Stock subject to that award on the grant date. There is one exception to this requirement. This exception allows the exercise or base price per share with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by employees or directors of the acquired entity to be less than 100% of the fair market value on the grant date if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. The term of all stock options and stock appreciation rights granted under the 2013 Stock Plan may not exceed 10 years.

Vesting

Subject to the minimum vesting provisions described in this paragraph, the vesting of awards granted under the 2013 Stock Plan will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Committee, in its sole and absolute discretion, will determine. Awards granted under the 2013 Stock Plan, as proposed to be amended and restated, may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that: the Board of Directors and/or the Committee may provide that awards become exercisable, vest or settle prior to such date in the event of the employee’s death or disability or in the event of a change in control. Notwithstanding the foregoing, up to 5% of the aggregate number of Common Stock authorized for issuance under the 2013 Stock Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the Board of Directors and/or the Committee determines appropriate.

The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of Common Stock, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award under the 2013 Stock Plan, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

The Board of Directors and/or Committee may, in an award agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to restricted stock units. However, in no event will election to defer the delivery of Common Stock or any other payment with respect to any award be allowed if the Board of Directors and/or Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under applicable law. The Company, the Board of Directors and/or the Committee will have no liability to an employee, or any other party, if an award that is intended to be exempt from, or compliant with, applicable tax law is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

Transferability

Awards under the 2013 Stock Plan may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right is exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the participant’s death by the participant’s beneficiaries or as permitted by the Board of Directors and/or Committee, and, to the extent permitted by the Board of Directors and/or Committee, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts or family partnerships.

Duration of the 2013 Stock Plan

The 2013 Stock Plan, as proposed to be amended and restated, will be effective as of May 2, 2018, subject to ratification by the shareholders of the Company at the Annual Meeting. No awards will be granted under the 2013 Stock Plan after the completion of ten years from the date on which the 2013 Stock Plan is last approved by the shareholders of the Company, but awards previously granted may extend beyond that date. Further, Incentive Stock Options may not be granted under the Plan after February 21, 2028.

Amendment and Termination

Subject to limitations imposed by law, the Board of Directors of the Company may amend, alter or terminate the 2013 Stock Plan at any time and in any manner. However, no such amendment, alteration or termination may be made that would impair the rights of the holder of the award, without such holder’s consent. However, no such consent will be required if the Board of Directors and/or Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either (i) is required or advisable in order for the Company, the 2013 Stock Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

1.	increase the maximum number of Common Stock for which awards may be granted under the 2013 Stock Plan;

2.	extend the term of the 2013 Stock Plan;

3.	change the class of persons eligible to be participants;

4.	increase the individual maximum limits set forth in the 2013 Stock Plan; or

5.	otherwise amend the 2013 Stock Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

Compensation Recoupment Policy

Subject to the terms and conditions of the 2013 Stock Plan, the administrator may provide that any participant and/or any award, including any Common Stock subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. Further, to the extent any policy adopted by NYSE (or any other exchange on which the securities of the Company are listed) requires the repayment of incentive-based compensation received by an employee, whether paid pursuant to an award granted under the 2013 Stock Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an award under the 2013 Stock Plan, the employee agrees to the repayment of such amounts to the extent required by such policy and applicable law.

New Plan Benefits

Other than with respect to the March 14, 2018 Awards, the benefits that will be awarded or paid pursuant to the amended and restated 2013 Stock Plan are not currently determinable. On the Record Date, the closing sales price of the Common Stock on the NYSE was $30.75. Information about awards granted to our named executive officers during 2017 under the 2013 Stock Plan can be found under the heading “2017 Grants of Plan-Based Awards Table” on page 33 of this Proxy Statement.

Aggregate Past Grants Under the Plan

The table below shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of shares of Company Common Stock subject to stock option grants under the 2013 Stock Plan since the 2013 Stock Plan’s inception through December 31, 2017.

Name	Number of Options Granted (#)

Named Executive Officers:
Stephen G. Oswald	28,000
Douglas L. Groves	31,000
Amy M. Paul	6,000
Jerry L. Redondo	14,000
Rosalie F. Rogers	28,000
All executive officers as a group (6 persons)	116,000
All non-executive directors as a group (7 persons)	74,000
All employees, excluding executive officers	268,400

Federal Income Tax Treatment

The following is a brief description of the anticipated federal income tax treatment that generally will apply to awards granted under the 2013 Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific circumstances of the grantee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any acquired shares under those laws. Grantees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards, and the disposition of any acquired shares.

Incentive Stock Options

Pursuant to the 2013 Stock Plan, employees may be granted options which are intended to qualify as Incentive Stock Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. If the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (“Incentive Stock Option Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option and (b) two years after the date of grant of such Incentive Stock Option (the “Incentive Stock Option holding period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and the Company will not be entitled to any deduction. However, if the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sales price of the Incentive Stock Option Shares, and (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

Nonqualified Options

The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option (“Nonqualified Option Shares”) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Stock Appreciation Rights

A grantee is not taxed on the grant of a stock appreciation right. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Stock Units

Grantees of restricted stock, restricted stock units, performance shares and performance stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted shares, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election.

Vote Required and Recommendation of the Board of Directors

The 2013 Stock Plan must be approved, in accordance with the listing requirements of the NYSE, by the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will have the effect of a vote against the proposal, whereas broker non-votes will not count as votes cast for this purpose and will therefore have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN.

PROPOSAL 4: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

On February 21, 2018, the Board of Directors unanimously adopted and approved the Company’s 2018 Employee Stock Purchase Plan (the “Purchase Plan”), and is submitting the Purchase Plan to shareholders for their adoption and approval at the Annual Meeting.

The Purchase Plan is described below.

Purchase Plan Background

The purpose of the Purchase Plan is to offer employees of the Company and eligible subsidiaries the opportunity to purchase shares of Common Stock at a discounted price as an additional incentive to contribute to the prosperity of the Company.

The Committee will administer the Purchase Plan and be responsible for interpreting its provisions. It is the intention of the Company that the Purchase Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and the Purchase Plan will be administered in accordance with this intent. In addition, the Purchase Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans will not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Purchase Plan.

Subject to adjustment as set forth in the Purchase Plan, the aggregate number of shares of Common Stock which may be issued pursuant to the Purchase Plan will be 750,000. The maximum number of shares of Common Stock that may be issued to any employee in a given Offering Period (as defined below) will be 2,000 shares of Common Stock. The Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods.

Dilution

The potential dilution from the adoption and approval of the Purchase Plan is 6.6%, based on the total shares of Common Stock outstanding as of December 31, 2017.

The following is a description of the material features of the Purchase Plan. The complete text of the Purchase Plan is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B.

Eligibility

Employees of the Company and certain subsidiaries (other than shareholders who own or have the right to acquire 5% or more of the Common Stock and, if so determined by the Committee, individuals deemed “highly compensated employees” under the Code) are eligible to participate under a specific offering period (“Offering Period”) under the Purchase Plan if they begin working prior to the applicable enrollment period of such Offering Period. As of the December 31, 2017, approximately six executive officers and 2,600 other employees of the Company and its subsidiaries were so eligible. The Committee may determine the length of each Offering Period. In the absence of such a determination, the Offering Period will be six months, and there will be no overlapping Offering Periods. The Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an enrollment period and/or that customary employment exceed a specified number of hours or period during a calendar year to be eligible to participate with respect to the associated Offering Period. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares at a discount. Non-employee directors are not eligible to participate in the Purchase Plan.

Payroll Deductions

An employee will become a participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and plan enrollment form or by following an electronic or other enrollment process as prescribed by the Committee. An eligible employee may authorize payroll deductions at the rate of any whole percentage of the employee’s salary, commissions, overtime, shift differentials, incentive or performance-based cash bonuses, and all or any portion of any item of compensation considered by the Company to be part of the employee’s regular base earnings (excluding items not considered by the Company to be part of the employee’s regular earnings). The rate of deduction cannot be less than one percent (1.0%) and cannot exceed ten percent (10.0%) (or such other percentages as the Committee may establish from time to time before an enrollment period for a future Offering Period) of the employee’s eligible compensation on each payday during the Offering Period.

Under procedures and at times established by the Committee, a participant may withdraw from the Purchase Plan during an Offering Period, by completing and filing a new payroll deduction authorization and plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a participant withdraws from the Purchase Plan during an Offering Period, his or her accumulated payroll deductions will be refunded without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest will be paid or credited to a participant with respect to such payroll deductions. The Company will maintain or cause to be maintained a separate bookkeeping account for each participant under the Purchase Plan and the amount of each participant’s payroll deductions will be credited to such account.

A participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may, however, decrease his or her rate of contribution through payroll deductions during a given Offering Period during such times specified by the Committee by filing a new payroll deduction authorization and plan enrollment form or by following electronic or other procedures prescribed by the Committee. To the extent necessary to comply with Section 423 of the Code for a given calendar year, the Committee may reduce a participant’s payroll deductions to zero percent (0%) at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions will re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant.

Purchase Price and Amount of Stock Purchased

On the commencement date relating to each Offering Period, each eligible employee will be granted an option to purchase a number of whole shares of Common Stock (as may be adjusted under the Purchase Plan)

established by the Committee, which may be purchased with the payroll deductions accumulated on behalf of such employee during each Offering Period at the purchase price described below. However, no employee participating in the Purchase Plan will be granted an option to purchase Common Stock under the Purchase Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 of the value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

The purchase price under each option will be with respect to an Offering Period the lower of (i) a percentage (not less than eighty-five percent (85%)) (“Designated Percentage”) of the value of a share of Common Stock on the first trading day of a given Offering Period, or (ii) the Designated Percentage of the value of a share of Common Stock on the last trading day of the Offering Period on which the Common Stock is purchased. For a given Offering Period, the Designated Percentage will be established no later than the beginning of the enrollment period for such Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the purchase price will be the Designated Percentage of the value of a share of the Common Stock solely on the last trading day of the Offering Period on which the Common Stock is purchased. If the Committee does not establish the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be eighty-five percent (85%).

Transferability

Neither payroll deductions credited to a participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Purchase Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition will be null and void and without effect. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Purchase Plan, other than as permitted by the Code, such act will be treated as an election by the participant to discontinue participation in the Purchase Plan.

Purchase Plan Amendment and Termination

The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Purchase Plan, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment will increase the number of shares of Common Stock subject to the Purchase Plan, other than an adjustment in connection with a recapitalization, or make other changes for which shareholder approval is required under applicable law. Upon a termination or suspension of the Purchase Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to participants’ accounts to such participants or (ii) set an earlier purchase date with respect to an offering period then in progress.

New Plan Benefits

The actual number of shares of Common Stock that may be purchased by any individual under the Purchase Plan is not determinable in advance because the number is generally calculated using the contributed amount and the purchase price.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to the Company. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant does not dispose of the shares within one year after the purchase date or two years after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% (or such lesser discount as the Committee may establish) of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares within one year after the purchase date or two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the fair market value of the shares on the date of disposition and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of the Company. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, The Company will generally be entitled to a tax deduction in the amount of the ordinary income.

Vote Required and Recommendation of the Board of Directors

The Purchase Plan must be approved, in accordance with the listing requirements of the NYSE, by the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will have the effect of a vote against the proposal, whereas broker non-votes will not count as votes cast for this purpose and will therefore have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE PURCHASE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our compensation plans under which equity securities are authorized for issuance as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(2)
Equity Compensation Plans
Approved by security holders(1)	713,069	23.38	77,693
Not approved by security holders	—	—	—

Total	713,069		77,693

(1)	The number of securities to be issued consists of 306,225 for stock options, 185,344 for restricted stock units and 221,500 for performance stock units at target. The weighted average exercise price applies only to the stock options.
(2)	Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in alternative.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial statements and internal control over financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements, interim financial statements and the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of information technology services and other non-audit services to the Company is compatible with the registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jay L. Haberland—Chairman

Richard A. Baldridge

Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report to Shareholders for 2017 will be made available to shareholders at the same time as this Proxy Statement. Our 2017 Annual Report and Proxy Statement are posted on our website at www.edocumentview.com/dco. If any person who was a beneficial owner of the common stock of the Company on March 12, 2018 desires a complete copy of the Company’s Annual Report on Form 10-K, including the exhibits thereto, he/she/it will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of March 12, 2018 and should be directed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attn: Amy M. Paul, Secretary. The Company’s Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the

SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request in writing or by telephone by contacting Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attn: Amy M. Paul, Secretary, or by telephone at (657) 335-3665, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy card or voting instruction card or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

.

MANAGEMENT’S REPORT ON INTERNAL CONTROL

Internal Control and Procedures

Management of the Company has assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission Internal Control-Integrated Framework (2013). Based on our assessment and those criteria, management concluded that the Company maintained effective internal control over financial reporting as of December 31, 2017.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is included in Item 15 of the Company’s Annual Report on Form 10-K.

Remediation of Prior Year Material Weakness

We previously identified and disclosed in our 2016 Annual Report on Form 10-K, as well as in our Quarterly Report on Form 10-Q for each interim period in fiscal 2017, a material weakness in our internal control over financial reporting regarding the following:

We did not maintain effective controls related to the quarterly and annual accounting and disclosures for income taxes. Specifically, we did not maintain effective controls related to the preparation, analysis and review of the income tax provision and significant income tax balance sheet accounts required to assess the accuracy and completeness of the income tax amounts reported within the consolidated financial statements and disclosures at period end.

During 2017, we successfully completed the testing necessary to conclude that the controls were operating effectively as of December 31, 2017 and have concluded that the material weakness related to the accounting and disclosures for income taxes has been remediated.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm selected for the current year, as well as for the year ended December 31, 2017, is PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed the Company for the following professional services rendered for the years ended December 31, 2017 and December 31, 2016:

	2017	2016
Audit Fees(1)	$2,127,000	$2,385,699
Audit-Related Fees(2)	103,380	0
Tax Fees(3)	0	316,872
All Other Fees(4)	5,100	5,100

Total	$2,235,480	$2,707,671

(1)	Professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years.
(2)	Professional services rendered related to services supporting the Company’s adoption of ASC 606, Revenue from Contracts with Customers, which was effective January 1, 2018.
(3)	Professional services rendered for review of federal and state tax returns, and tax planning primarily related to research and development tax credits, foreign sales and sales and use tax.
(4)	Represents all other fees billed in connection with a subscription to PricewaterhouseCoopers’ accounting and disclosure tools.

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Company’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, Company management submits to the Audit Committee for approval each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The Chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent accountant for 2017 and 2016.

PROPOSAL 5: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The Board of Directors urges you to vote for ratification of that appointment. A representative of PricewaterhouseCoopers LLP plans to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Company may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Company’s annual proxy materials. All such written proposals must be received by the Secretary of the Company no later than November 23, 2018 and must comply with the SEC regulations, in order to be considered for inclusion in the Company’s 2019 proxy materials.

The Company’s Bylaws require that notice of shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company, in accordance with the requirements of the Bylaws, no later than sixty days and no earlier than one hundred thirty-five days prior to the annual meeting; provided, however, that in the event that less than thirty-five days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by a shareholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed tor such public disclosure was made.

The Company’s Bylaws further provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Secretary of the Company has received, not less than one hundred twenty days prior to the date of such meeting, notice of the nomination of such person.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By order of the Board of Directors

Amy M. Paul

Secretary

Santa Ana, California

March 23, 2018

Appendix A

DUCOMMUN INCORPORATED

2013 STOCK INCENTIVE PLAN

(Amended and Restated May 2, 2018)

Section 1. PURPOSE OF PLAN

The purpose of the 2013 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Corporation”), is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Corporation.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a current or prospective employee or a nonemployee director of the Corporation or any of its subsidiaries shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. In addition any service provider who has been retained to provide consulting, advisory or other services to the Corporation shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any such person to whom an Award has been granted under the Plan is called a “Participant.”

Section 3. AWARDS

(a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Corporation (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative; provided that, Participants shall have no voting rights with respect to any Common Shares subject to such Awards until the Participant has become the holder of record of the Common Shares; provided, further, that dividends or dividend equivalents credited/payable in connection with an Award (to the extent such dividends or dividend equivalents may become credited/payable for the Award) that are not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests. Dividend equivalent rights shall not be granted in connection with any Award of stock options or stock appreciation rights.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision conditioning or accelerating the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a termination of employment or an event of the type described in Section 7 hereof; or

(ii) a provision required in order for such Award to qualify as an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

(e) Notwithstanding anything herein to the contrary, with respect to stock options and stock appreciation rights issued under the Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the exercise or base price per Common Share subject to such Awards, which, in no event will be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant; provided, however, that the exercise or base price per Common Share with respect to a stock option or stock appreciation right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options and/or stock appreciation rights held by employees or directors of the acquired entity may be less than 100% of the Fair Market Value of the Common Shares on the date such Award is granted if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition; provided, further, that, in the case of stock options, such terms must satisfy the requirements of (i) Section 409A of the Code, if such stock options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such stock options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. For purposes of the Plan, the term “Fair Market Value” means, as of any given date, the closing sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape. The exercise price of any stock option may be paid in Common Shares, cash or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under a stock option, the delivery of previously owned Common Shares, the withholding of Common Shares otherwise deliverable upon exercise, or the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(f) The Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the term of each stock option and stock appreciation right awarded under the Plan, which in no case shall exceed a period of ten (10) years from the date of grant.

(g) Other than in connection with a change in the Corporation’s capitalization (as described in Section 7), the Corporation shall not, without shareholder approval, reduce the exercise price of a stock option or stock appreciation right and, at any time when the exercise price of a stock option or stock appreciation right is above the Fair Market Value, the Corporation shall not, without shareholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock option or stock appreciation right for cash or a new Award.

(h) Notwithstanding anything herein to the contrary, the grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock unit, performance share, performance unit and other similar Awards will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine; provided, that Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Board of Directors and/or the Committee may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a change in control . Notwithstanding the foregoing, up to 5% of the aggregate number of Common Shares authorized for issuance under this Plan (as described in Section 4 hereof) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board of Directors and/or the Committee determines appropriate.

(i) The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

(j) The Board of Directors and/or Committee may, in an Award agreement or otherwise, provide for the deferred delivery of Common Shares or cash upon settlement, vesting or other events with respect to restricted stock units. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Common Shares or any other payment with respect to any Award be allowed if the Board of Directors and/or Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Corporation, the Board of Directors and/or the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

(k) For purposes of this Plan, a “change in control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company (other than a tender offer by the Company), (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person, as defined in Sections 13(d) and 14 (d) (as in effect on the date hereof) of the Exchange Act, shall acquire at any time 50% or more, or shall acquire within any 12-month period 30% or more, of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Company approve and there shall be consummated a plan or proposal for the liquidation or dissolution of the Company, or (vi) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act.

Section 4. STOCK SUBJECT TO PLAN

(a) Subject to adjustment as provided in Section 7 hereof, under the Plan as amended and restated effective May 2, 2018, the aggregate number of Common Shares approved by the Company’s stockholders to be issued or issuable pursuant to all Awards granted under the Plan is 1,690,000, reflecting an increase of 650,000 Common Shares; provided, however that no more than 337,693 of such Common Shares may be issued pursuant to Awards other than stock options and stock appreciation rights granted after December 31, 2017.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Common Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Common Shares are: (i) Common Shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) Common Shares used to pay the exercise or purchase price of a stock option or other Award, (iii) Common Shares delivered to or withheld by the Corporation to pay the withholding taxes related an Award, or (iv) Common Shares repurchased on the open market with the proceeds of a stock option exercise. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(c) The aggregate number of shares of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,690,000, which number shall be calculated and adjusted pursuant to Section 7 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(d) The aggregate number of Common Shares that may be earned pursuant to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 250,000.

(e) The aggregate dollar value of equity-based Awards (based on the grant date fair value of such Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one non-employee director shall not exceed $250,000; provided, however, that in the calendar year in which a non-employee director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Directors, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem stock appreciation rights.

(f) Awards may be granted and Common Shares may be issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any subsidiary or with which the Corporation or any subsidiary combines (“Substitute Awards”). Such Awards shall not reduce the Common Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Corporation or any subsidiary, or with which the Corporation or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Common Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

Section 5. EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall be effective as of May 2, 2018, subject to ratification by the shareholders of the corporation at the Annual Meeting of Shareholders to be held on such date. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is last approved by the shareholders of the Corporation, but Awards previously granted may extend beyond that date; provided, however, that Incentive Stock Options may not be granted under the Plan after February 21, 2028.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), or, in the absence of a Committee, the Board of Directors itself. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control. The Committee may by resolution or written policy authorize one or more officers of the Corporation to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Committee, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation or any subsidiary, and/or to one or more agents.

(b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder and the timing of any such Awards;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Corporation by Participants under this Plan;

(vi) determine the extent to which adjustments are required pursuant to Section 7 hereof;

(vii) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder and to make exceptions to any such provisions if the Board of Directors and/or the Committee, in good faith, determine that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Corporation and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe);

(viii) to approve corrections in the documentation or administration of any Award; and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Board of Directors and/or the Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, combination of securities, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Corporation are sold, then the Board of Directors and/or the Committee shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different Awards or different types of Awards, and which may include adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan (including, but not limited to cancellation of Awards in exchange for cash payments), (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the number and type of shares or other securities subject to the individual limits set forth in Section 4 of this Plan. In no event shall any action be taken pursuant to this Section 7 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 7. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Corporation shall notify Participants holding Awards subject to any adjustments pursuant to this Section 7 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend, alter or terminate this Plan at any time and in any manner. No amendment or alteration to the Plan or an Award or Award agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Board of Directors and/or Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Corporation:

(a) increase the maximum number of Common Shares for which Awards may be granted under this Plan;

(b) extend the term of this Plan;

(c) change the class of persons eligible to be Participants;

(d) increase the individual maximum limits in Section 4; or

(e) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Shares are traded, listed or quoted.

Section 9. LEGAL REQUIREMENTS

(a) No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. The Corporation shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Corporation and its subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Award shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Award is effective and current or the Corporation has determined that such registration is unnecessary.

(b) It is the Corporation’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

(c) The Committee may provide that the Common Shares issued upon exercise of an Award or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Award or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

Section 10. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the corporation, any withholding tax obligations that arise by reason of a stock option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Corporation in writing of such election. The Corporation and its subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until all such obligations are satisfied. The Board of Directors may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Common Shares and/or by having the Corporation withhold a portion of the Common Shares that otherwise would be issued to him or her upon exercise of the stock option or the vesting or settlement of an Award (up to the minimum required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost), or by tendering Common Shares previously acquired.

Section 11. MISCELLANEOUS

(a) Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of retention shares or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(b) Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Board of Directors and/or Committee. Further, and notwithstanding the foregoing, to the extent permitted by the Board of Directors and/or Committee, the person to whom an Award is initially granted (“Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Board of Directors and/or Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Board of Directors and/or Committee provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 12(b), and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

(c) This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(d) Nothing in this Plan or an Award agreement shall interfere with or limit in any way the right of the Corporation, its subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Corporation at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Corporation, any subsidiary and/or its affiliates. Subject to Sections 5 and 8, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Corporation, its subsidiaries and/or its affiliates.

(e) Except as otherwise provided by the Committee in the Award agreement, Awards may be forfeited if the Participant terminates his or her employment with the Corporation, a subsidiary or an affiliate for any reason.

(f) To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Corporation with respect to all arrangements subject to Section 409A of the Code) upon “separation from service” (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(g) The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Committee or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.

(h) All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

(i) Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Common Shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation from time to time. Further, to the extent any policy adopted by New York Stock Exchange (or any other exchange on which the securities of the Corporation are listed) pursuant to Section 10D of the Securities Exchange Act of 1934 requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Corporation, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

(j) Awards granted under the Plan and/or communications regarding the Plan and any Award under the Plan may be made by sent via electronic delivery through an online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

(k) The Board of Directors shall have the authority, subject to the express limitations of the Plan, to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Corporations may seek to grant an Award to a person eligible under Section 2.

Appendix B

DUCOMMUN INCORPORATED

2018 EMPLOYEE STOCK PURCHASE PLAN

Section 1. PURPOSE

The purpose of the Plan is to provide an opportunity for Employees of Ducommun Incorporated, a Delaware corporation (“Sponsor”) and its Participating Subsidiaries (collectively Sponsor and its Participating Subsidiaries shall be referred to as the “Company”), to purchase Common Stock of Sponsor and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods or Purchase Price.

Section 2. DEFINITIONS

(a)	“Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“Board” shall mean the Board of Directors of Sponsor.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d)	“Commencement Date” shall mean, with respect to a given Offering Period, the first Trading Day during such Offering Period.

(e)	“Committee” shall mean the Compensation Committee of the Board (or any successor committee) or the officer, officers or committee appointed by the Compensation Committee in accordance with Section 15 of the Plan (to the extent of the duties and responsibilities delegated by the Compensation Committee of the Board).

(f)	“Common Stock” shall mean the common stock of Sponsor, par value $.01 per share, or any securities into which such Common Stock may be converted.

(g)	“Compensation” shall mean the total base compensation paid by the Company to an Employee with respect to an Offering Period, including salary, commissions, overtime, shift differentials and all or any portion of any item of compensation considered by the Company to be part of the Employee’s regular base earnings, but excluding items not considered by the Company to be part of the Employee’s regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as incentive or performance-based cash bonuses, relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by Sponsor or a Participating Subsidiary, and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)	“Effective Date” shall mean February 21, 2018, the date on which the Plan was adopted by the Board.

(i)	“Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by Sponsor or a Participating Subsidiary on Sponsor’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of Sponsor or a Participating Subsidiary shall be included within the definition of “Employee” if such person’s customary employment is for less than twenty (20) hours per week or for less than five (5) months per year. Individuals classified as independent contractors, consultants or advisers are not considered “Employees.”

(j)	“Enrollment Period” shall mean, with respect to a given Offering Period, that period established by the Committee prior to the commencement of such Offering Period during which Employees may elect to participate in order to purchase Common Stock at the end of that Offering Period in accordance with the terms of this Plan.

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l)	“Market Value” on a given date of determination (e.g., a Commencement Date or Purchase Date, as appropriate) means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board or Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board or Committee deems reliable.

(ii) Unless otherwise provided by the Board or Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Market Value will be determined by the Board or Committee in good faith.

(m)	“Offering Period” shall mean a period of no more than twenty-seven (27) months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Offering Periods with terms established by the Committee in accordance with the Plan. Once established, the duration and timing of Offering Periods may be changed or modified by the Committee as permitted by the Plan. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be six (6) months and there shall be no overlapping Offering Periods.

(n)	“Offering Price” shall mean the Market Value of a share of Common Stock on the Commencement Date for a given Offering Period.

(o)	“Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(p)	“Participating Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(q)	“Plan” shall mean this 2018 Employee Stock Purchase Plan, including any sub-plans or appendices hereto.

(r)	“Purchase Date” shall mean the last Trading Day of each Offering Period.

(s)	“Purchase Price” shall have the meaning set out in Section 8(b).

(t)	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(u)	“Stockholder” shall mean a record holder of shares entitled to vote such shares of Common Stock under Sponsor’s by-laws.

(v)	“Subsidiary” shall mean any entity treated as a corporation (other than Sponsor) in an unbroken chain of corporations beginning with Sponsor, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by Sponsor or a Subsidiary.

(w)	“Trading Day” shall mean a day on which U.S. national stock exchanges are open for trading and the Common Stock is being publicly traded on one or more of such markets.

Section 3. ELIGIBILITY

(a)	Any Employee employed by Sponsor or by any Participating Subsidiary at the beginning of an Enrollment Period for a given Offering Period shall be eligible to participate in the Plan with respect to such Offering Period and future Offering Periods, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an Enrollment Period and/or that customary employment exceed a specified number of hours or period during a calendar year to be eligible to participate with respect to the associated Offering Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). If the Committee does not establish different rules with respect to an Offering Period, the minimum period of employment that must be completed prior to the beginning of an Enrollment Period shall be thirty (30) calendar days.

(b)	No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Sponsor or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Sponsor or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. No Employee may participate in more than one Offering Period at a time.

Section 4. OFFERING PERIODS

The Plan shall be implemented by a series of Offering Periods, which shall possess terms specified by the Committee in accordance with the terms of the Plan. Offering Periods shall continue until the Plan is terminated pursuant to Section 14 hereof. Once established, the Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the Commencement Dates thereof) with respect to future Offering Periods if such change is announced prior to the scheduled occurrence of the Enrollment Period for the first Offering Period to be affected thereafter. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be six (6) months and there shall be no overlapping Offering Periods.

Section 5. PARTICIPATION

(a)

An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Enrollment Period for an Offering Period and elects to participate in such Offering Period shall automatically receive an option in accordance with Section 8(a). Such an Employee shall become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by Sponsor or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than one percent (1.0%) and not to exceed ten percent (10.0%) of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Period for a future Offering Period) of such Employee’s Compensation on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. Sponsor shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.

(b)	Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(c)	Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. Any Participant who wishes to withdraw from the Plan during an Offering Period, must complete the withdrawal procedures prescribed by the Committee, subject to any rules established by the Committee, or changes to such rules, pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan, or imposing a waiting period on Participants wishing to re-enroll following withdrawal.

(d)	A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may decrease his or her rate of contribution through payroll deductions during a given Offering Period during such times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

Section 6. TERMINATION OF EMPLOYMENT

In the event any Participant terminates employment with Sponsor and its Participating Subsidiaries for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Offering Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. If the Committee does not establish different rules with respect to an Offering Period, then if a Participant’s termination of employment occurs on or after the fifth (5th) working day preceding the Purchase Date of an Offering Period, then his or her option for the purchase of shares of Common Stock will be exercised on such

Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and Sponsor, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of Sponsor and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

Section 7. STOCK

Subject to adjustment as set forth in Section 11, the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall be one million, one hundred thousand (750,000) shares (the “Share Reserve”).

Notwithstanding the above, subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock that may be issued to any Employee in a given Offering Period shall be two thousand (2,000) shares of Common Stock. The Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Section 8. OFFERING

(a)	On the Commencement Date relating to each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase a number of whole shares of Common Stock (as adjusted as set forth in Section 11) established by the Committee, which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of Sponsor and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period (ii) the beginning of a subsequent Offering Period in which such Participant is participating; or (iii) the termination of the Offering Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)	The Purchase Price under each option shall be with respect to an Offering Period the lower of (i) a percentage (not less than eighty-five percent (85%)) (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. For a given Offering Period, the Designated Percentage shall be established no later than the beginning of the Enrollment Period for such Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Market Value of a share of the Common Stock solely on the Purchase Date. If the Committee does not established the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be eighty-five percent (85%).

Section 9. PURCHASE OF STOCK

Unless a Participant withdraws from the Plan as provided in Section 5(c), terminates employment prior to the end of an Offering Period as provided in Section 6, or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b) in accordance with the terms of the Plan, including Section 7. Notwithstanding the foregoing, Sponsor or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance and/or other amounts which Sponsor or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. A Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 10. PAYMENT AND DELIVERY

As soon as practicable after the exercise of an option, Sponsor shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase of Common Stock, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Sponsor or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct Sponsor to retain in a Participant’s account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. If the Committee does not establish different rules with respect to an Offering Period, then all amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

Section 11. RECAPITALIZATION

Subject to any required action by the Stockholders of Sponsor, if there is any change in the outstanding shares of Common Stock or other securities of Sponsor because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of Sponsor), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by Sponsor, provided that conversion of any convertible securities of Sponsor shall not be deemed to have been “effected without receipt of consideration,” the type and number of securities covered by each option under the Plan which has not yet been exercised and the type and number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in an Offering Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be appropriately and proportionally adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

Section 12. MERGER, LIQUIDATION, OTHER CORPORATE TRANSACTIONS

(a)	In the event of the proposed liquidation or dissolution of Sponsor, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

(b)	In the event of a proposed sale of all or substantially all of the assets of Sponsor, or the merger or consolidation or similar combination of Sponsor with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

Section 13. TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

Section 14. AMENDMENT OR TERMINATION OF THE PLAN

(a)	The Plan shall continue from the Effective Date until the time that the Plan is terminated in accordance with Section 14(b).

(b)	The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress.

Section 15. ADMINISTRATION

(a)	The Board has appointed the Compensation Committee of the Board to administer the Plan (the “Committee”), who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee and/or to an officer or officers or employees of Sponsor the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan.

(b)	In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee and their delegates shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Sponsor) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Section 16. COMMITTEE RULES FOR FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

Section 17. SECURITIES LAWS REQUIREMENTS

(a)	No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Offering Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)	As a condition to the exercise of an option, Sponsor may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Sponsor, such a representation is required by any of the aforementioned applicable provisions of law.

Section 18. GOVERNMENTAL REGULATIONS

This Plan and Sponsor’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

Section 19. NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of Sponsor or any Participating Subsidiary or to interfere with the right of Sponsor or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

Section 20. GOVERNING LAW

This Plan shall be governed by applicable laws of the State of Delaware and applicable federal law.

Section 21. EFFECTIVE DATE

This Plan shall be effective on the Effective Date, subject to approval of the Stockholders of Sponsor within twelve (12) months before or after its date of adoption by the Board.

Section 22. REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

Section 23. DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by Sponsor or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, Sponsor or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Sponsor shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of Sponsor), Sponsor in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Sponsor, then to such other person as Sponsor may determine. The provisions of this Section 23 shall in no event require Sponsor to violate local law, and Sponsor shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

Section 24. ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 25. NOTICES

All notices or other communications by a Participant to Sponsor or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sponsor or the Committee at the location, or by the person, designated by Sponsor for the receipt thereof.

END OF DOCUMENT

      DUCOMMUN INCORPORATED

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the one nominee listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Director:	For	Withhold	+
01 - Gregory S. Churchill	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory resolution on executive compensation	☐	☐	☐	3. Amended and Restated 2013 Stock Incentive Plan	☐	☐	☐

4. Adoption of Employee Stock Purchase Plan	☐	☐	☐	5. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	☐	☐	☐

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02SGTE

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2017 Annual Report to Shareholders are available at:

www.edocumentview.com/dco

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Ducommun Incorporated

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2018

The undersigned hereby appoints AMY M. PAUL and ROSE F. ROGERS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 12, 2018, at the Annual Meeting of Shareholders to be held on May 2, 2018, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)